CREDIT AGREEMENT

                                  by and among

                             WATSON WYATT & COMPANY,

                                  as Borrower,

                 CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER,

                            as Subsidiary Guarantors,

                               NATIONSBANK, N.A.,

                                    as Agent,

                                       and

                             THE BANKS PARTY HERETO


                            Dated as of June 30, 1998



                                                   $120,000,000

                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I.  DEFINITIONS......................................................1
         Section 1.1. Definitions............................................1
         Section 1.2. Accounting Terms and Determinations....................16
         Section 1.3. Other Definitional Provisions..........................16
ARTICLE II.  LOANS AND PAYMENTS..............................................17
         Section 2.1. Loans..................................................17
         Section 2.2. Loan Procedures; Servicing.............................19
         Section 2.3. The Banks' Obligations Under the Loans.................20
         Section 2.4. Extension and Conversion...............................20
         Section 2.5. Letters of Credit......................................21
         Section 2.6. Repayment..............................................26
         Section 2.7. Interest...............................................26
         Section 2.8. Prepayments; Commitment Increase; Reduction or
                      Termination............................................27
         Section 2.9. Fees...................................................29
         Section 2.10. Method of Payment.....................................30
         Section 2.11. Application of Collections............................30
         Section 2.12. Capital Adequacy......................................32
         Section 2.13. Inability To Determine Interest Rate..................32
         Section 2.14. Illegality............................................33
         Section 2.15. Requirements of Law...................................33
         Section 2.16. Taxes.................................................34
         Section 2.17. Indemnity.............................................36
ARTICLE III.  SUBSIDIARY GUARANTY............................................37
         Section 3.1 The Subsidiary Guarantee................................37
         Section 3.2 Obligations Unconditional...............................37
         Section 3.3 Reinstatement...........................................39
         Section 3.4 Certain Additional Waivers..............................39
         Section 3.5 Remedies................................................39
         Section 3.6 Rights of Contribution..................................39
         Section 3.7 Continuing Guarantee....................................40
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES..................................40
         Section 4.1. Organization...........................................40
         Section 4.2. Authorization..........................................41
         Section 4.3. Validity...............................................41
         Section 4.4. Governmental Approvals.................................42
         Section 4.5. Litigation.............................................42
         Section 4.6. Financial Condition....................................42
         Section 4.7. Records, Business Location and Subsidiaries............42
         Section 4.8. ERISA..................................................42
         Section 4.9. Encumbrances...........................................43
         Section 4.10. Margin Stock..........................................43
         Section 4.11. Governmental Regulations..............................43
         Section 4.12. Taxes.................................................43
         Section 4.13. Burdensome Documents..................................43
         Section 4.14. Environmental Matters.................................44
         Section 4.15 Employee Loans; Stock Plan; Qualified Employee Status..44
         Section 4.16 Use of Proceeds........................................44
         Section 4.17 Year 2000 Compliance...................................44
         Section 4.18 Accuracy and Completeness of Information...............45
ARTICLE V.  CONDITIONS PRECEDENT.............................................45
         Section 5.1 Conditions Precedent to Closing.........................45
         Section 5.2. Conditions Precedent to Loans and Issuance of Letters
                      of Credit..............................................47
ARTICLE VI.  AFFIRMATIVE COVENANTS...........................................48
         Section 6.1. Payments Hereunder.....................................48
         Section 6.2. Existence and Good Standing; Insurance; Conduct........48
         Section 6.3. Taxes and Charges......................................48
         Section 6.4. Financial Statements...................................48
         Section 6.5 Reports.................................................50
         Section 6.6. Loan Balances..........................................50
         Section 6.7. Uncertificated Securities..............................50
         Section 6.8. Positive Net Worth.....................................51
         Section 6.9. Bylaws.................................................51
         Section 6.10. Year 2000 Compliance..................................51
         Section 6.11. Borrower Guaranty.....................................51
         Section 6.12. Employee Pledge Agreements; Employee Pledged Shares...51
         Section 6.13. Additional Guaranties, Stock Pledges and Further
                       Assurances............................................52
         Section 6.14. Post-Closing Matters..................................53
ARTICLE VII.  NEGATIVE COVENANTS.............................................54
         Section 7.1. Indebtedness...........................................54
         Section 7.2. Liens..................................................54
         Section 7.3. Consolidation, Merger, Sale or Purchase of Assets,
                      etc....................................................55
         Section 7.4. Fiscal Year; Governing Documents.......................56
         Section 7.5. Investments............................................56
         Section 7.6. Financial Covenants....................................56
         Section 7.7. Franchises.............................................57
         Section 7.8. Certificated Securities................................57
         Section 7.9. Capital Expenditures...................................57
         Section 7.10. Transaction with Affiliates...........................57
         Section 7.11. Limitation on Restrictions on Subsidiary Dividends
                       and Other.............................................58
         Distributions, etc..................................................58
         Section 7.12 Issuance and Sale of Subsidiary Stock..................58
ARTICLE VIII.  DEFAULT.......................................................58
         Section 8.1. Events of Default......................................58
         Section 8.2. Acceleration...........................................60
         Section 8.3. Right of Setoff........................................60
ARTICLE IX.  AGENCY PROVISIONS...............................................61
         Section 9.1 Appointment.............................................61
         Section 9.2 Delegation of Duties....................................61
         Section 9.3 Exculpatory Provisions..................................62
         Section 9.4 Reliance on Communications..............................62
         Section 9.5 Notice of Default.......................................63
         Section 9.6 Non-Reliance on Agent and Other Banks...................63
         Section 9.7 Indemnification.........................................64
         Section 9.8 Agent in its Individual Capacity........................64
         Section 9.9 Successor Agent.........................................64
ARTICLE X.  MISCELLANEOUS....................................................65
         Section 10.1. Rights and Waivers....................................65
         Section 10.2. Binding Effect; Assignment............................65
         Section 10.3. Severability..........................................67
         Section 10.4. Interpretation........................................67
         Section 10.5. Governing Law; Jury Trial.............................67
         Section 10.6. Payment of Expenses and Taxes; Indemnification........67
         Section 10.7. Survival of Representations and Warranties............68
         Section 10.8. Notices...............................................68
         Section 10.9. Execution.............................................69
         Section 10.10.  Amendments..........................................69
         Section 10.11.  Relationship of the Parties.........................71

EXHIBITS

Exhibit  A        Form of Revolving Credit Note
Exhibit  B        Form of Employee Note
Exhibit  C        Form of Guaranty
Exhibit  D-1      Form of Individual Employee Pledge Agreement
Exhibit  D-2      Form of Personal Holding Company Employee Pledge Agreement
Exhibit  E        Form of Employee Stock Power
Exhibit  F        Truth in Lending Disclosure Statement
Exhibit  G        Initial Transaction Statement
Exhibit  H        Periodic Transaction Statement
Exhibit  I        Form of Agreement to Employee Pledge Agreements
Exhibit  J        Form of Notice of Borrowing
Exhibit  K        Form of Solvency Certificate
Exhibit  L        Form of Joinder Agreement

SCHEDULES

Schedule 1        Subsidiaries
Schedule 2        Permitted Noncompliance
Schedule 3        Litigation
Schedule 4        Burdensome Documents
Schedule 5        Real Property
Schedule 6        Indebtedness
Schedule 7        Investments

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement", or this "Credit Agreement") is entered into as of this 30th day of June, 1998, by and among WATSON WYATT & COMPANY, a Delaware corporation (the "Borrower"), certain Domestic Subsidiaries of the Borrower named herein as "Subsidiary Guarantors" and such other Domestic Subsidiaries of the Borrower as may become a party hereto (the "Subsidiary Guarantors"), the banks named herein and such other banks as may become a party hereto (the "Banks") and NationsBank, N.A., a national banking association and one of the Banks hereunder, as agent for the Banks (in such capacity, together with any successor in such capacity, the "Agent").

         WHEREAS, an $80 million credit facility was established in favor of the Borrower and certain of its subsidiaries and affiliates pursuant to the terms of that Third Amended and Restated Credit and Security Agreement dated as of January 5, 1996 (as amended and modified, the "Prior Credit Agreement"), among the Borrower and certain of its subsidiaries and affiliates identified therein, the banks identified therein and the Agent;

         WHEREAS, Borrower has requested, and the Banks have agreed, to amend and modify the Prior Credit Agreement pursuant to the terms set forth herein;

         WHEREAS, this Agreement is given in amendment to, restatement of and substitution for the Prior Credit Agreement.

         NOW,  THEREFORE,   in  consideration  of  their  mutual  covenants  and
agreements contained herein, the parties hereby covenant and agree, and the Prior Agreement is hereby amended and restated in its entirety, as follows:


                             ARTICLE I. DEFINITIONS

         Section 1.1.      Definitions.

         For purposes of this Agreement, terms bearing initial capitals and defined in various sections hereof shall have the meanings stated therein; and the following terms shall have the meanings stated below, except as the context otherwise requires:

         "Additional Credit Party" means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of a Joinder Agreement.

         "Adjusted Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1.0% or (b) the Prime Rate in effect on such day, minus 1.0%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Adjusted Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, is under common control with, or is controlled by, such Person.

         "Agent" has the meaning stated on page 1 hereof and, with respect to the Employee Loans, shall include NationsBank in its individual capacity.

         "Agent's Fee" has the meaning stated in Section 2.9(c).

         "Agent's Fee Letter" means the letter agreement between the Agent and the Borrower dated as of April 28, 1998.

         "Aggregate Revolving Credit Commitment" has the meaning stated in
Section 2.1(a).

         "Agreement" has the meaning stated on page 1 hereof.

         "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan or Base Rate Loan or the applicable Unused Fee or the LOC Fee for any day for purposes of Section 2.9, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:


Pricing               Leverage    Applicable  Applicable  Applicable  Applicable
 Level                  Ratio     Percentage  Percentage  Percentage Percentage
                                     for         for       for           for
                                  Eurodollar  LOC Fee    Unused Fee   Base Rate
                                    Loans                               Loans
------------------------------------------------------------------------------
 V        Greater than or equal to   1.75%     1.75%    0.50%         0.50%
          2.25 to 1.0
 IV       Less than 2.25 to 1.0 but  1.50%     1.50%    0.45%            0%
          greater than or equal to
          1.75 to 1.0
III       Less than 1.75 to 1.0 but  1.25%     1.25%    0.375%           0%
          greater than or equal to
          1.25 to 1.0
 II       Less than 1.25 to 1.0 but  1.00%     1.00%    0.375%           0%
          greater than or equal to
          0.75 to 1.0
 I        Less than 0.75             0.75%     0.75%    0.30%            0%

         Determination of the appropriate Applicable Percentages for the Loans based on the Leverage Ratio shall be made as of each Calculation Date. The Leverage Ratio in effect as of a Calculation Date shall establish the Applicable Percentages that shall be effective as of the date designated by the Agent as the Applicable Percentage Change Date; provided, however, that a new Applicable Percentage shall apply to outstanding Eurodollar Loans only if and when such
Eurodollar Loans are extended into new Interest Periods. The Agent shall determine the Applicable Percentages as of each Calculation Date and shall promptly notify the Borrower and the Banks of the Applicable Percentages so determined and of the Applicable Percentage Change Date. The Applicable Percentage for the purpose of calculating LOC Fees shall be fixed for the term of each related Letter of Credit based on the Applicable Percentage in effect for LOC Fees at the time of issuance thereof. Any renewal or extension of a Letter of Credit for the purpose of calculating the LOC Fee shall be considered a new issuance thereof. Such determinations by the Agent of the Applicable Percentages shall be conclusive absent demonstrable error. The initial Applicable Percentages shall be based on Pricing Level III until the first Applicable Percentage Change Date to occur with respect to the Required Financial Information relating to the fiscal quarter ending September 30, 1998.

         "Applicable Percentage Change Date" means, with respect to any Calculation Date, a date designated by the Agent that is not more than fifteen
(15) Business Days after the receipt by the Agent of the Required Financial Information for such Calculation Date; provided that in the event the Required Financial Information is not delivered by the date required by Section 6.4, notwithstanding the definition of Applicable Percentage herein, the Applicable Percentage shall be based on Pricing Level V until such time as the Required Financial Information is delivered.

         "Applicable Rate" means (i) for all periods prior to and including January 5, 2001, the Adjusted Base Rate and (ii) for all periods thereafter (a) if no Cash Flow Deficiency exists as of the immediately preceding Calculation Date, the Adjusted Base Rate and (b) if a Cash Flow Deficiency exists as of the immediately preceding Calculation Date, the Prime Rate.

         "Authorized Financial Officer" means any of the Borrower's Treasurer, Controller or Vice President and Chief Financial Officer.

         "Bank" and "Banks" have the meanings stated on page 1 hereof and shall include any assignees thereof in accordance with Section 10.2.

         "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of
(a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

         "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

         "Borrower" means Watson Wyatt & Company, a Delaware corporation.

         "Borrower Guaranty" has the meaning stated in Section 6.11.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Bethesda, Maryland are authorized or required by law to close, except that, when used in connection with a Revolving Credit Loan that is a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

         "Calculation Date" means the last day of each fiscal quarter of the Borrower.

         "Canadian Loan Program" means the Borrower's employee loan program established for the benefit of its Canadian employees.

         "Capital Expenditures" means amounts expended for (i) the acquisition of assets, whether tangible or intangible, having a useful life in excess of one year and not intended for resale in the normal course of business, including but not limited to land, buildings, fixtures, equipment and computer software, (ii) additions or improvements to or rebuilding of existing assets, (iii) improvements to leased property, and (iv) such other purposes typically and customarily considered to be capital expenditures.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Cash Equivalents" means (i) demand deposits in Selected Banks; (ii) marketable obligations of the United States or Canada; (iii) marketable obligations guaranteed by or insured by the United States or Canada, or those for which the full faith and credit of the United States or Canada is pledged for the repayment of principal and interest thereon; (iv) marketable obligations issued, guaranteed, or fully insured by any agency, instrumentality, or corporation of the United States or Canada established or to be established by the Congress or Parliament, respectively, for which the credit of such agency, instrumentality, or corporation is pledged for the repayment of the principal and interest thereof; (v) marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia (each, in this subsection, an "Entity"), unconditionally secured by the full faith and credit of such Entity, if such Entity has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof, and that such obligations have a credit rating equal to at least Baa issued by Standard & Poor's Corporation ("S&P") or BBB issued by Moody's Investors Service, Inc.
("Moody's"); (vi) domestic and LIBOR, negotiable time and variable rate certificates of deposit issued by Selected Banks; (vii) marketable bankers' acceptances and finance bills accepted by Selected Banks; (viii) prime commercial paper having a credit rating equal to at least A-2 issued by S&P, P-2 issued by Moody's, or Duff-2 issued by Duff & Phelps Inc.; (ix) marketable corporate debt securities having an A credit rating issued by either S&P or Moody's; and (x) repurchase, reverse repurchase agreements and security lending agreements collateralized by securities of the type described in clauses (ii),
(iv), (viii) and (ix).

         "Cash Flow Deficiency" means and shall exist at any time when the Leverage Ratio of the Borrower, on a consolidated basis, is 2.5 or greater.

         "Change of Control" means if any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         "Closing Date" means the later of the date stated on the first page hereof and the date on which all of the conditions precedent stated in Section
5.1 have been satisfied and all of the parties have executed this Agreement.

         "Collateral" has the meaning given to such term in the Credit Party Pledge Agreement and the Security Agreement.

         "Collections" means all monies or other assets received by the Agent or any Bank, as repayment of amounts advanced under the Notes, on account of the Subsidiary Guaranteed Obligations, as proceeds of Collateral or otherwise, for credit against principal, interest, commitment fees, costs or expenses, or other amounts due under the Notes.

         "Consolidated EBITDA" means, for any period of calculation for the Consolidated Group, the sum of (i) Consolidated Net Income for such period, plus
(ii) to the extent deducted in the calculation of Consolidated Net Income, the sum of interest expense, income taxes, depreciation and amortization, plus (iii) nonrecurring cash and non-cash charges incurred in connection with the Well Spring Joint Venture write-down, determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDAR" means, for any period of calculation for the Consolidated Group, the sum of (i) Consolidated EBITDA for such period and (ii) Lease Expenses for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Funded Debt" means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.

         "Consolidated   Group"  means  the   Borrower   and  its   consolidated
subsidiaries, as determined in accordance with GAAP.

         "Consolidated Net Income" means for any period of calculation for the Consolidated Group, net income on a consolidated basis determined in accordance with GAAP.

         "Controller" means the person holding the office, under whatever title, most closely corresponding to the typical duties of a controller of a corporation or the person acting in such capacity.

         "Credit Documents" means a collective reference to this Credit Agreement, the Revolving Credit Notes, the Employee Notes, the LOC Documents, the Borrower Guaranty, the Credit Party Pledge Agreement, the Security Agreement, the Employee Pledge Agreements, the Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

         "Credit Party Pledge Agreement" means the Pledge Agreement dated as of the Closing Date given by the Credit Parties to the Agent, to secure the obligations hereunder, as amended and modified.

         "Credit Party" means any of the Borrower and the Subsidiary Guarantors.

         "CSAP"  means  the  Borrower's  Canadian   Separation   Allowance  Plan
established for the benefit of the Borrower's Canadian employees in connection with the Canadian Loan Program.

         "Defaulting Bank" means, at any time, any Bank that, at such time, (i) has failed to make a Loan or purchase a participation interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (ii) other than as set forth in (i) above, has failed to pay to the Agent or any Bank an amount owed by such Bank pursuant to the terms of the Credit Agreement or any other of the Credit Documents within one Business Day of when due, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

         "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

         "Employee Loan Commitment" has the meaning stated in Section 2.1(d).

         "Employee Loan Commitment Period" has the meaning stated in Section 2.1(e).

         "Employee Loan Participation" has the meaning stated in Section 2.1(d).

         "Employee Loan" and "Employee Loans" have the meanings stated in
Section 2.1(d).

         "Employee Note" and "Employee Notes" have the meanings stated in
Section 2.1(g).

         "Employee Pledge Agreements" has the meaning stated in Section 6.12(a).

         "Employee Pledged Shares" has the meaning stated in Section 6.12(a).

         "Employee Stock Powers" has the meaning stated in Section 6.12(b).

         "ERISA" has the meaning stated in Section 4.8.

         "Eurodollar Loan" means any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


                   Eurodollar Rate  =                Interbank Offered Rate
                        1 - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Bank has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Bank. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" has the meaning stated in Section 8.1.

         "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

         "Fixed Charge Coverage Ratio" means the ratio of (i) Consolidated EBITDAR to (ii) the sum of interest expense plus Lease Expenses plus scheduled maturities of Funded Debt (excluding Employee Loans), in each case on a consolidated basis determined in accordance with GAAP.

         "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

         "Funded Debt" means, with respect to any Person,  without  duplication,
(a) all Indebtedness of such Person other than the Indebtedness of such Person of the types referred to in clauses (iv), (v), (vii), (ix), (x) and (xi) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all guaranty obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer (but only to the extent to which such Person's assets are at risk in such joint venture).

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

         "General Counsel" means the person holding the office, under whatever title, most closely corresponding to the typical duties of a general counsel of a corporation or the person acting in such capacity.

         "General Exceptions" has the meaning stated in Section 4.3.

         "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Incipient Default" has the meaning stated in Section 5.2(a).

         "Indebtedness" means, with respect to any Person,  without duplication.
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (iv) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(vi) the principal portion of all obligations of such Person under Capital Leases, (vii) all obligations of such Person in respect of Interest Rate Protection Agreements and/or any other hedging or interest rate protection agreements or other arrangements, (viii) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (ix) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (x) the principal portion of all obligations of such Person under synthetic lease transactions and other similar offbalance sheet financing arrangements, and (xi) all guaranty and other contingent obligations of such Person in respect of Indebtedness as defined in this definition. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (but only to the extent to which such Person's assets are at risk in such joint venture).

         "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Markets, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         "Interest Payment Date" means (i) as to any Employee Loan, the third Business Day of the month following the immediately preceding Calculation Date, any date of repayment of principal of such Loan and the relevant Termination Date, (ii) as to any Revolving Credit Loan which is a Base Rate Loan, the third Business Day of the month immediately following the end of each preceding month, any date of repayment of principal of such Loan and the relevant Termination Date, and (iii) as to any Revolving Credit Loan which is a Eurodollar Loan, the last day of each Interest Period for such Loan, any date of repayment of principal of such Loan and the relevant Termination Date, and in addition where the applicable Interest Period is more than three months, then also the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then the next preceding Business Day.

         "Interest Period" means, as to Revolving Credit Loans that are Eurodollar Loans, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

         "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement between the Borrower and a Bank, or an Affiliate of a Bank, providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "Interest Swap Provider" means a Bank, or an Affiliate of a Bank, party to an Interest Rate Protection Agreement with the Borrower.

         "Investment" in any Person by the Borrower means: (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by the Borrower for or in connection with the acquisition by the Borrower of any stock, bonds, note, debentures, partnership or other ownership interests or other securities of or equity in such Person; and (ii) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of, such Person by the Borrower and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Borrower.

         "Issuing Bank" means NationsBank.

         "Issuing Bank Fees" has the meaning stated in Section 2.9.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit L hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 6.13.

         "KPMG Acquisition" means the acquisition by the Borrower of the New York, Boston and Cleveland retirement and healthcare consulting practices of KPMG Peat Marwick

         "Lease Expenses" means, for any period, all rental payments due under leases for such period, irrespective of the term of any thereof, determined in accordance with GAAP.

         "Letter of Credit" means any irrevocable, standby letter of credit issued by the Issuing Bank for the account of the Borrower or any subsidiary in accordance with the terms of Section 2.5 and those letters of credit outstanding on the Closing Date and listed on Schedule 6 hereto.

         "Leverage  Ratio"  means the ratio of (i)  Consolidated  Funded Debt to
(ii) Consolidated EBITDA. For purposes of the Employee Notes, the Debt to Cash Flow Ratio referred to therein used to calculate Cash Flow Deficiency referred to therein shall be the Leverage Ratio as used herein.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

         "Loan" and "Loans" have the meanings stated in Section 2.2(a) herein and shall include all loans made under the Prior Agreement which are outstanding on the date hereof.

         "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LOC Fees" has the meaning stated in Section 2.9.

         "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank but not theretofore reimbursed.

         "Majority Banks" means the Banks the Ratable Shares of which aggregate 51 percent or more of all Ratable Shares at any time, or if the Total Commitments have been terminated, Banks having more than 51% of the aggregate principal amount of the Obligations outstanding (taking into account in each case participation interests or obligation to participate therein); provided that the Ratable Share of, and outstanding principal amount of Obligations (taking into account participation interests therein) owing to, a Defaulting Bank shall be excluded for purposes hereof in making a determination of Majority Banks.

         "Margin Stock Event" has the meaning stated in Section 2.8(b)(ii).

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition, business, properties, operations or prospects of the Borrower and its consolidated subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents to which it is a party or (iii) the rights and remedies of the Banks under the Credit Documents.

         "Material Domestic Subsidiary" means a Domestic Subsidiary which is a Material Subsidiary.

         "Material Subsidiary" means a Subsidiary of the Borrower (i) the accounts receivable of which comprise two percent (2%) or more of the Borrower's consolidated accounts receivable or (ii) the assets of which comprise two percent (2%) or more of the Borrower's consolidated assets.

         "Maturity  Date"  means  (i)  with  respect  to  the  Revolving  Credit
Commitments, June 30, 2003, and (ii) with respect to the Employee Loan Commitments, June 30, 2001.

         "NationsBank" means NationsBank, N.A., and its successors.

         "Net Worth" means, for any period of calculation, the redemption value of the total issued and outstanding shares of the Borrower's redeemable common stock, as adjusted for redemption value greater than amounts paid by the Borrower's shareholders, for such period, plus retained earnings plus or minus cumulative translation adjustments, if any, for such period.

         "Notes" has the meaning stated in Section 2.1(g).

         "Notice of Borrowing" has the meaning stated in Section 5.2(b) hereof and shall be in substantially the form of Exhibit J.

         "Obligations" means, collectively, all of the obligations of the Borrower, the Subsidiary Guarantors and the Qualified Employees under the Credit Documents.

         "Official" has the meaning stated in Section 8.1(e).

         "PBGC" has the meaning stated in Section 4.8.

         "Permitted CSAP Loan" means a loan extended under the Canadian Loan Program to one of the Borrower's Canadian employees for which a Separation Allowance Account is maintained having a balance not in excess of 90% of the dollar amount credited from time to time to such account.

         "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and to be set forth on Schedule 7 hereto within 30 days of the Closing Date, (v) guaranty and other contingent obligations permitted by Section 7.1; (vi) acquisitions and other Investments permitted by Section 7.3(c); (vii)(A) advances or loans to employees, directors, officers or agents not to exceed $200,000 with respect to each such loan, (B) short term loans to new or relocating employees to cover moving and other relocation costs not to exceed $500,000 with respect to each such loan, which loans under both clauses (A) and (B) shall not exceed in the aggregate at any time outstanding $2,500,000; and (viii) Permitted CSAP Loans not to exceed $6,000,000 in the aggregate at any time outstanding.

         "Permitted Liens" means (i) encumbrances granted to the Agent and the Banks hereunder; (ii) encumbrances for taxes not yet due or contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; (iii) encumbrances arising out of equipment leases in the ordinary course of business; (iv) encumbrances arising out of the purchase of equipment in the ordinary course of business and limited to the specific equipment purchased, provided, however, that the underlying Indebtedness is permitted under Section 7.1(d) hereof; (v) pledges or deposits in the ordinary course of business in connection with worker's compensation or other forms of governmental insurance or benefits or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (vi) encumbrances of mechanics and other similar encumbrances arising in the ordinary course of business in respect of obligations not delinquent or being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and (vii) encumbrances arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

         "Plan" has the meaning stated in Section 4.8.

         "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "Prior Agreement" has the meaning stated in the recitals hereof.

         "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction.

         "Qualified Employees" means "Eligible Purchasers" as such term is defined in Section 9.9(a) of the Borrower's Bylaws excluding therefrom outside directors, Watson Wyatt Partners and any other Person permitted to own stock pursuant to the Borrower's Bylaws which is not a natural person.

         "Ratable Share" has the meaning stated in Section 2.1(a) hereof.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of the Borrower required to be delivered pursuant to Section 6.4 for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Authorized Financial Officer required by Section 6.4 to be delivered with the financial statements described in clause (i) above.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

         "Revolving Credit Commitment" has the meaning stated in Section 2.1(a).

         "Revolving Credit Loan Commitment Period" has the meaning stated in
Section 2.1(b).

         "Revolving Credit Loans" has the meaning stated in Section 2.1(a).

         "Revolving Credit Note" has the meaning stated in Section 2.1(c).

         "Security Agreement" means the Security Agreement dated as of the Closing Date given by the Borrower to the Agent to secure the obligations hereunder, as amended and modified.

         "Selected Banks" (A) means the Banks which are signatories to this Agreement and (B) the one hundred largest commercial banks which either are United States national banking associations or are chartered under the laws of a state of the United States and which have ratings by Thompson BankWatch, Inc. (or successor) no lower than the following: (i) for the largest fifty banks in asset size: "C"; and (ii) for the next fifty banks in asset size: "B" and (C) banks chartered under the laws of Canada and of a quality and/or rating equivalent to or not less than the rating identified in (B)(ii) above.

         "Separation Allowance Account" means the account established for the Borrower's qualified Canadian employees to which, from time to time, the Borrower may credit dollar amounts allocated to such employee based on such employee's share in the CSAP. For the avoidance of doubt, no such account shall be funded with actual dollars, but the dollar amount credited thereto shall be reflected as a liability on the balance sheet of the Borrower.

         "Subsidiaries" means the Persons identified on Schedule 1 and any other Person in which, at any time subsequent to the Closing Date, the Borrower, directly or indirectly, beneficially or legally, (i) owns more than fifty percent (50%) of the stock having ordinary voting power for the election of Directors, in the case of a corporation, or (ii) owns more than fifty percent (50%) of the ownership interests of a partnership, limited liability company, joint venture or other Person or is a general partner of a partnership.

         "Subsidiary Guaranteed Obligations" means, as to each Subsidiary Guarantor, without duplication, (i) all obligations of the Borrower (including interest accruing after an event described in Section 8.1(e), regardless of whether such interest is allowed as a claim under the Federal Bankruptcy Code) to the Banks and the Agent, whenever arising, under this Credit Agreement, the Notes or the other Credit Documents, and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Bank, or any Affiliate of a Bank, arising under any Interest Rate Protection Agreement relating to obligations hereunder.

         "Subsidiary Guarantor" means each of the Domestic Subsidiaries of the Borrower identified as a "Subsidiary Guarantor" on the signature pages hereto, and each other Person which may hereafter become a Subsidiary Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns

         "Termination Date" means (i) as to the Revolving Credit Loans, the Maturity Date and (ii) as to any Employee Loan, the date of the final maturity of such Employee Loan.

         "Total Commitment" has the meaning stated in Section 2.1(a).

         "Treasurer" means the person holding the office, under whatever title, most closely corresponding to the typical duties of a treasurer of a corporation or the person acting in such capacity.

         "Unused Aggregate Total Commitment" means, for any date of calculation, the amount by which (a) the aggregate of the then applicable Total Commitments exceeds (b) the sum of (i) the outstanding aggregate principal amount of all Revolving Credit Loans, (ii) the outstanding aggregate principal amount of all Employee Loans and (iii) the LOC Obligations outstanding.

         "Unused Fee" has the meaning stated in Section 2.9(b).

         "Unused Fee Calculation Period" has the meaning stated in Section
2.9(b).

         "Vice President and Chief Financial Officer" means the person holding the office, under whatever title, most closely corresponding to the typical duties of a chief financial officer of a corporation or the person acting in such capacity.

         "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wellspring Joint Venture" means the joint venture known as Wellspring Resources, LLC, which was created by the Borrower and State Street Bank and Trust Company effective March 31, 1996, with each of the Borrower and State Street Bank and Trust Company having been, initially, a 50% co-owner in such joint venture.

         "Year 2000 Compliant" has the meaning stated in Section 4.17.


         Section 1.2.      Accounting Terms and Determinations.

         Unless otherwise specified herein, all financial and accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated subsidiaries delivered to the Banks.

         Section 1.3.      Other Definitional Provisions.

         References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Wherever used herein, the singular number shall include the plural, and vice versa, whenever appropriate to protect the interests of the Banks, and the conjunctive shall include the disjunctive, and vice versa, whenever so appropriate. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.


                         ARTICLE II. LOANS AND PAYMENTS

         Section 2.1.      Loans.

                  (a) Revolving Credit Commitment. Each of the Banks hereby severally agrees to lend and the Borrower agrees to accept, subject to the terms and conditions of this Agreement, revolving credit loans not to exceed at any one time outstanding to the Borrower, together with the LOC Obligations, such Bank's Ratable Share of $95,000,000 (the "Aggregate Revolving Credit Commitment," and each Bank's Ratable Share of the Aggregate Revolving Credit Commitment being a "Revolving Credit Commitment"), as such amount may be increased or reduced from time to time pursuant to Section 2.8. Each Bank's Revolving Credit Commitment, as such amount may be increased or reduced from time to time pursuant to Section 2.8, is set forth beneath such Bank's name on the signature pages hereof opposite the caption "Revolving Credit Commitment." As used herein, "Ratable Share" shall mean the proportion that a Bank's Total Commitment bears to the Total Commitments of all of the Banks. As to any Bank, "Total Commitment" shall mean the amount set forth beneath such Bank's name on the signature pages hereof opposite the caption "Total Commitment," as such amount may be reduced from time to time pursuant to Section 2.8. A "Revolving Credit Loan" shall mean a revolving credit loan made by a Bank to the Borrower pursuant to this
         Section 2.1, and "Revolving Credit Loans" shall mean the Revolving Credit Loans of all the Banks to the Borrower.

                  (b) Availability of Revolving Credit Loans. Revolving Credit Loans will be made in accordance with Section 2.2 and may be requested during the period beginning on the Closing Date and ending on the Maturity Date for Revolving Credit Loans (the "Revolving Credit Loan Commitment Period"). All Revolving Credit Loans shall be in minimum principal amounts of $100,000 and integral multiples of $100,000 in excess thereof. Revolving Credit Loans for less than $1,000,000 shall consist of Base Rate Loans; Revolving Credit Loans for $1,000,000 and greater may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than five (5) Eurodollar Loans shall be outstanding hereunder at any time; provided, further, that no Eurodollar Loan shall be made for less than $1,000,000. Revolving Credit Loans may be repaid and reborrowed in accordance with the provisions hereof. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.

                  (c) Revolving Credit Notes. Each Revolving Credit Loan made by a Bank under this Agreement shall be evidenced by a revolving promissory note issued by the Borrower to the Bank making such Revolving Credit Loan substantially in the form of Exhibit A and maturing on the Maturity Date for Revolving Credit Loans (each such note, together with all amendments, extensions, renewals, replacements, or refundings thereof in whole or in part, is a "Revolving Credit Note" and such Revolving Credit Notes are, collectively, the "Revolving Credit Notes").

                  (d) Employee Loan Commitment. Subject to the terms and conditions of this Agreement, NationsBank hereby also agrees to make term loans to Qualified Employees (collectively, the "Employee Loans" and each an "Employee Loan") not to exceed (i) at any one time outstanding in the aggregate $25,000,000 (the "Employee Loan Commitment"), as such amount may be increased or reduced from time to time pursuant to Section 2.8, and (ii) with respect to any single such Employee Loan, the book value of the shares of stock to be purchased or refinanced with the proceeds of the Employee Loan, computed at the time such Employee Loan is made in accordance with the Bylaws of the Borrower. Subject to the terms and conditions of this Agreement, each Bank hereby irrevocably agrees to purchase a participation in the Employee Loans made or to be made hereunder, and a participation in all security now or hereafter provided with respect hereto, equal to its Ratable Share of such Employee Loans and security, not to exceed in the aggregate such Bank's Employee Loan Participation (as defined below) notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Employee Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether an Incipient Default or an Event of Default then exists, (iv) failure for any such request or deemed request for an Employee Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Employee Loans are otherwise permitted to be made hereunder or (vi) any termination of the Total Commitments relating thereto immediately prior to or contemporaneously with such borrowing. NationsBank shall have no obligation under this Agreement to make any Employee Loan unless and until it shall have received from each of the other Banks, in accordance with this Agreement, such Bank's Ratable Share of such Loans in accordance with this Section 2.1(d) and Section 5.2(c). Simultaneously with the making of each such payment of its Ratable Share of Employee Loans by a Bank to NationsBank, such Bank shall, automatically and without any further action on the part of NationsBank or such Bank, acquire a participation in an amount equal to such payment in the related Employee Loan and in the interest thereon and in the related Employee Notes, and shall have a claim against the Qualified Employees with respect thereto. As to any Bank, "Employee Loan Participation" shall mean the amount set forth beneath such Bank's name on the signature pages hereof opposite the caption "Employee Loan Participation," as such amount may be increased or reduced from time to time pursuant to Section 2.8.

                  (e) Availability of Employee Loans. Employee Loans will be made in accordance with Section 2.2. During the period from the Closing Date through the Maturity Date for Employee Loans (the "Employee Loan Commitment Period"), Employee Loans hereunder may be made (i) once during each fiscal year of the Borrower on the ordinary sale date for purchases by or for the benefit of Qualified Employees of the Borrower's common stock, which occurs during the period from December 1 to March 31, and (ii) on such other dates as the Borrower and the Agent may agree in writing. No single Employee Loan hereunder shall be in an initial amount less than $500.00. Employee Loans shall consist of Base Rate Loans. Amounts repaid on an Employee Loan may be reborrowed during the Employee Loan Commitment Period.

                  (f) Delivery of Employee Loan Documents. Within 30 days of the funding of an Employee Loan, the Borrower shall provide to NationsBank in connection with such Employee Loan the following documents: (i) a completed documentation checksheet in a form approved in writing by NationsBank, an Employee Stock Power (for all Employee Pledged Shares consisting of certificated securities, if any), an executed Truth in Lending Disclosure Statement in the form of Exhibit F, an Employee Note, and an Employee Pledge Agreement, all executed by the Qualified Employee to whom the Employee Loan is to be made (or, as to a Note, Employee Pledge Agreement and Employee Stock Power, if any, for Employee Pledged Shares to be pledged by a personal holding company, by such personal holding company and by the Qualified Employee, as appropriate) (the Employee Stock Power, if any, in all cases to be undated and executed in blank) and (ii) an Agreement to Employee Stock Pledge Agreements, executed by the Borrower, substantially in the form of Exhibit J and identifying by schedule each of the funded Employee Loans.

                  (g) Employee Notes. Each of the Employee Loans shall be evidenced by a promissory note (together with all amendments, extensions, renewals, or replacements thereof, an "Employee Note" and, collectively, all such notes, "Employee Notes") issued to NationsBank by the Qualified Employee to whom the Employee Loan is made substantially in the form of Exhibit B. Each Employee Note shall mature on the earliest of (i) the seventh September 30 following the funding of the corresponding Employee Loan, (ii) one calendar year after the Qualified Employee to or for the benefit of whom the Employee Loan is made ceases to be a Qualified Employee and (iii) the date upon which any of the common stock purchased with the Employee Loan is sold. The Revolving Credit Notes and the Employee Notes are sometimes herein referred to collectively as the "Notes".

         Section 2.2.      Loan Procedures; Servicing

                  (a) Requests. Each request by the Borrower for a Loan shall be submitted to the Agent in accordance with Section 5.2(b) or (c), as applicable, of this Agreement. As used herein, "Loans" means the Revolving Credit Loans and Employee Loans and "Loan" means any such Revolving Credit Loan or Employee Loan individually. Employee Loans shall be made to the Borrower and duly applied by the Borrower to the purchase of such stock.

                  (b) Notice to Banks. The Agent shall notify each of the other Banks as soon as practicable upon receipt of any request for a Revolving Credit Loan or an Employee Loan, and that notice shall include the date that the Borrower desires the Loan to be made and such Bank's Ratable Share of such Loan. All funds constituting a Bank's Ratable Share of such Loan shall be received by the Agent in immediately available funds or other funds satisfactory to the Agent not later than 2:00 p.m., Charlotte, North Carolina time, on the date on which the Borrower has requested the Loan to be made. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Bank by 12:00 noon, Charlotte, North Carolina time, on the day the Borrower has requested that such Loan be made, that such Bank will not make available the amount which would constitute its Ratable Share of such requested Loan on the date specified therefor, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower or to an appropriate escrow account, as appropriate, a corresponding amount. If and to the extent that such Bank shall not have made such amount available to the Agent, such Bank and the Borrower agrees to repay the Agent forthwith on demand such corresponding amount, and such Bank further agrees to pay to the Agent, upon demand, interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans of the same type funded by the Agent.

                  (c) Servicing. The Borrower agrees to act as servicer for the Agent and NationsBank with respect to the Employee Loans (in such capacity, the "Servicer"). On behalf of the Agent and NationsBank, the Servicer will administer, service and collect payments in respect of all Employee Loans, which duties shall include, without limitation, (i) prior to the funding of an Employee Loan to a Qualified Employee, (A) compiling and ensuring completion and execution, as applicable, of those documents provided by such Qualified Employee pursuant to Section 2.1(f), and (B) confirming such person's status as a Qualified Employee and (ii) subsequent to the funding of an Employee Loan to a Qualified Employee, (A) collecting payments submitted by such Qualified Employee pursuant to the relevant Employee Note, (B) recordkeeping regarding current loan balances and other matters relating to such Employee Loan,
         (C) responding to questions about such Employee Loan from such Qualified Employee and (D) providing to the Agent, within 30 days after the end of each calendar quarter, an Employee Loan delinquency report for the immediately preceding calendar quarter. The Agent shall have the exclusive right to remove the Servicer at any time for cause and during the continuation of an Event of Default, and, upon 30 days written notice, without cause. Upon any such removal, the Agent shall promptly appoint a successor Servicer who shall be reasonably acceptable to the Borrower; provided, however, that no approval of the Borrower shall be required during the continuance of an Event of Default. The Borrower, with the prior written consent of the Agent, which consent shall not be unreasonably withheld, shall be permitted to appoint a subservicer to perform its obligations under this Section 2.2(c).

         Section 2.3.      The Banks' Obligations Under the Loans.

         Each Bank shall be obligated to fund Revolving Credit Loans requested under Section 5.2(b) and its participation in Employee Loans requested under
Section 5.2(c) in accordance with its Ratable Share and Sections 2.1 and 2.2. The obligations of each Bank hereunder are several and not joint. The failure of any Bank to perform its obligations hereunder shall not affect the obligations of any other Bank or the Borrower to any other party, nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder.

         Section 2.4.      Extension and Conversion.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Revolving Credit Loans into a subsequent permissible Interest Period or to convert Revolving Credit Loans into Revolving Credit Loans of another type; provided, however, that (i) except as provided in Section 2.14, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Incipient Default or Event of Default is in existence on the date of extension or conversion, (iii) Revolving Credit Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" and shall be in such minimum amounts as provided in Section 2.1(b), (iv) no more than 5 separate Eurodollar Loans shall be outstanding hereunder at any time and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Credit Loans to be so extended or converted, the types of Revolving Credit Loans into which such Revolving Credit Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrower of the matters specified in Section 5.2(a). In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Bank notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         Section 2.5.      Letters of Credit.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank agrees from time to time to issue Letters of Credit during the Revolving Credit Loan Commitment Period as the Borrower may request, in a form acceptable to the Issuing Bank; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed $10,000,000 and
         (ii) the sum of the aggregate principal amount of outstanding Revolving Credit Loans plus LOC Obligations outstanding shall not at any time exceed the Aggregate Revolving Credit Commitment. Except as otherwise expressly agreed upon by all the Banks, no Letter of Credit shall have an original expiry date more than two years from the date of issuance; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the day before the Maturity Date for Revolving Credit Loans. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Bank at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, at least quarterly and more frequently upon request, disseminate to each of the Banks a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount and expiry date as well as any payment or expirations which may have occurred.

                  (c) Participation. Each Bank, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Ratable Shares of the Banks) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each such Bank shall pay to the Issuing Bank its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Incipient Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Bank that the Borrower intends to otherwise immediately reimburse the Issuing Bank for such drawing, the Borrower shall be deemed to have requested that the Banks make a Revolving Credit Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Credit Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Bank as provided hereinabove (and Revolving Credit Loans are not available to effect such reimbursement), the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the applicable account party or the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Agent for the account of the Issuing Bank in dollars and in immediately available funds, the amount of such Bank's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Bank if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time); otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Bank in full upon such request, such Bank shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Bank's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Total Commitments hereunder, the existence of an Incipient Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the Issuing Bank, such Bank shall, automatically and without any further action on the part of the Issuing Bank or such Bank, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

                  (e) Repayment with Revolving Credit Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Credit Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Banks that a Revolving Credit Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Credit Loan comprised solely of Base Rate Loans shall be immediately made to the Borrower by all Banks (notwithstanding any termination of the Total Commitments pursuant to Section 8.2) pro rata based on the respective Ratable Shares of the Banks (determined before giving effect to any termination of the Total Commitments pursuant to
         Section 8.2) and the proceeds thereof shall be paid directly to the Issuing Bank for application to the respective LOC Obligations. Each such Bank hereby irrevocably agrees to make its pro rata share of each such Revolving Credit Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Credit Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether an Incipient Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Credit Loans to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Credit Loans are otherwise permitted to be made hereunder or (vi) any termination of the Total Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Credit Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Federal Bankruptcy Code with respect to any of the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding LOC Obligations as shall be necessary to cause each such Bank to share in such LOC Obligations ratably (based upon the respective Ratable Shares of the Banks (determined before giving effect to any termination of the Total Commitments pursuant to Section 8.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Issuing Bank, to the extent not paid to the Issuing Bank by the Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Credit Loan, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation subsection (a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i)      Indemnification; Nature of Issuing Bank's Duties.

                           (i) In addition to its other  obligations  under this
                  Section 2.5, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the  Borrower  and the Issuing  Bank,
                  the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

                           (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

                           (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Agreement.

                           (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any claims, demands, liabilities, damages, losses, costs, charges or expenses incurred by the Issuing Bank (A) arising out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or
                  (B) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (j) Responsibility of Issuing Bank. It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Banks are only those expressly set forth in this Agreement and that the Issuing Bank shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this
         Section 2.5 shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this Section 2.5 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

                  (k) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document, this Agreement shall control.

         Section 2.6.      Repayment.

         The Borrower shall repay the outstanding principal balance under the Revolving Credit Notes in full on the Maturity Date for Revolving Credit Loans. The Borrower shall also repay the amount of the outstanding principal balance under any Employee Note that is due and payable under such Employee Note, whether by acceleration of maturity or otherwise, 30 days after such amount becomes due and payable if such amount is then unpaid, provided, however, that at any time that defaults under all or substantially all of the Employee Notes have occurred and are continuing, the Borrower shall immediately repay the aggregate principal amount outstanding under the Employee Notes upon demand therefor by the Agent.

         Section 2.7.      Interest.

                  (a) Revolving Credit Loans. Subject to the provisions of subsection (d) below, each Revolving Credit Loan shall bear interest on the outstanding principal balance thereunder at a per annum rate equal to:

                           (i) Base  Rate  Loans.  During  such  periods  as any
                  Revolving Credit Loan (or portion thereof) shall consist of Base Rate Loans, at a per annum rate equal to the Base Rate plus the Applicable Percentage for Base Rate Loans in effect from time to time.

                           (ii) Eurodollar Loans. During such periods as any Revolving Credit Loan (or any portion thereof) shall consist of Eurodollar Loans, at a per annum rate equal to the sum of the Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Percentage for Eurodollar Loans in effect from time to time.

                  (b) Employee Loans. Subject to the provisions of subsection (d) below, each Employee Loan shall bear interest on the outstanding principal balance thereunder at a per annum rate equal to the Applicable Rate.

                  (c) Payments and Accruals. Interest shall be payable in arrears on each Interest Payment Date applicable to the Loan (or portion thereof) unless otherwise specified herein. The interest due on each Interest Payment Date shall be (i) with respect to Revolving Credit Loans that are Base Rate Loans, the interest accrued during the immediately preceding month, (ii) with respect to Revolving Credit Loans that are Eurodollar Loans, the interest accrued during the applicable Interest Period or, where the applicable Interest Period is more than three months, the immediately preceding three-month portion thereof and (iii) with respect to Employee Loans, the interest accrued during the immediately preceding calendar quarter. Unless otherwise specifically provided herein or in the Notes, all late payments of principal and interest shall bear interest at the rate specified in clause (d) immediately below.

                  (d) During an Event of Default. Notwithstanding the foregoing, upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the Notes, the Borrower Guaranty, the Employee Pledge Agreements and any other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

         Section 2.8.      Prepayments; Commitment Increase; Reduction or
Termination.

         (a) Voluntary Prepayments. The Borrower shall have the right to prepay the Revolving Credit Loans in whole or in part from time to time on any Business Day without premium or penalty; provided, however, that (i) Revolving Credit Loans that are Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent specifying the applicable Loans to be prepaid;
(ii) any prepayment of Revolving Credit Loans that are Eurodollar Loans will be subject to Section 2.17; (iii) each such partial prepayment of Loans shall be
(A) in the case of Revolving Credit Loans that are Eurodollar Loans, in a minimum principal amount of $1,000,000 and in integral multiples of $100,000 in excess thereof and (B) in the case of Revolving Credit Loans that are Base Rate Loans, in a minimum principal amount of $100,000 and in integral multiples of $100,000 in excess thereof. Subject to the foregoing terms, amounts prepaid hereunder shall be applied as the Borrower may elect; provided, that if the Borrower shall fail to specify application of a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

         (b)      Mandatory Prepayments; Purchase of Employee Notes.

                  (i) Overadvance. (A) If at any time the sum of the aggregate amount of outstanding Revolving Credit Loans plus LOC Obligations outstanding shall exceed the Aggregate Revolving Credit Commitment, the Borrower promises to prepay immediately the outstanding principal balance on the Revolving Credit Loans in an amount sufficient to eliminate such excess.

                           (B) If at any time the sum of the aggregate amount of
                  outstanding Employee Loans shall exceed the Employee Loan Commitment, then the Borrower shall purchase from NationsBank, Employee Notes in an amount sufficient to eliminate such excess.

                  (ii) Margin Stock Event. In the event that any of the Employee Pledged Shares become "margin stock" as defined by Regulation U (a "Margin Stock Event"), the Borrower promises to prepay immediately the outstanding principal balance on the Revolving Credit Loans and/or to purchase Employee Loans in an amount sufficient to bring the Loans into compliance with Regulation U.

                  (iii) Noncompliance with Section 2.1(f). In the event that the Borrower shall have failed timely to deliver the documentation required to be delivered in accordance with Section 2.1(f), the Borrower promises to purchase the applicable Employee Loans.

                  (iv)  Application.  All  prepayments  made  pursuant  to  this
Section 2.8(b) shall (A) be subject to Section 2.17, and (B) be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

         (c) Notice of Prepayments; Reborrowing. The Borrower will provide notice to the Agent of any prepayment by 12:00 noon (Charlotte, North Carolina time) on the date of prepayment in the case of prepayments of Base Rate Loans and on the third Business Day prior to the date of prepayment in the case of prepayments of Revolving Credit Loans that are Eurodollar Loans. Amounts paid on the Revolving Credit Loans under this Section 2.8 may be reborrowed in accordance with the provisions hereof.

         (d) Commitment Increase. Upon 15 days' advance written notice from the Borrower to the Banks, and in increments of $2.5 million, up to $12.5 million of the amount available under the Aggregate Revolving Credit Commitment may be converted to amounts available under the Employee Loan Commitment, and up to $12.5 million of the amount available under the Employee Loan Commitment may similarly be converted to amounts available under the Aggregate Revolving Credit Commitment; provided, however, that such conversions may be implemented on no more than two occasions during any fiscal year of the Borrower; and provided, further, that any Loans outstanding which would cause the applicable Commitment as a result of such conversions to be exceeded shall be repaid in the amount of such excess before giving effect to any such conversions. Each increase hereunder in the Employee Loan Commitment or the Aggregate Revolving Credit Commitment shall reduce, dollar for dollar, the amount available under the
Aggregate Revolving Credit Commitment or the Employee Loan Commitment, respectively. The Revolving Credit Commitment and the Employee Loan Participation of each Bank shall be ratably increased or decreased, as appropriate, with each increase or decrease in the Aggregate Revolving Credit Commitment and the Employee Loan Commitment. At no time shall (i) the Aggregate Revolving Credit Commitment exceed $107.5 million, (ii) the Employee Loan Commitment exceed $37.5 million, or (iii) the aggregate of the Total Commitments exceed $120 million. The Aggregate Revolving Credit Commitment in effect on the Maturity Date for Employees Loans, as such amount has been increased or decreased pursuant to this subsection (d), shall continue in effect as the Aggregate Revolving Credit Commitment thereafter, except as such amount may be reduced pursuant to subsection (e) below.

         (e) Reduction or Termination. The Borrower may (i) terminate the Total Commitments at any time if no Loans or LOC Obligations are outstanding at such time, and (ii) ratably and permanently reduce from time to time, by an aggregate amount of not less than $3,000,000 and additional increments of $1,000,000, the unused portion of the Total Commitments, and may, in increments of $1,000,000, allocate such reductions to amounts available under the Revolving Credit Commitments and the Employee Loan Participations.

         Section 2.9.      Fees.

         (a) Arrangement Fee. The Borrower agrees to pay to the Agent (or its designee) in immediately available funds on or before the Closing Date the arrangement fee set forth in the Agent's Fee Letter.

         (b) Unused Fee. In consideration of the aggregate Total Commitments made available by the Banks hereunder, the Borrower agrees to pay to the Agent for the account of the Banks a fee (the "Unused Fee") on the Unused Aggregate Total Commitment computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) equal to the Applicable Percentage for such Unused Fee. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the third (3rd) Business Day of each January, April, July and October (and the Termination Date) for the immediately preceding fiscal quarter (or portion thereof) (each such fiscal quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

         (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, the annual administrative fee set forth in the Agent's Fee Letter, payable on each anniversary of the Closing Date until and including the last occurring Termination Date (the "Agent's Fee").

         (d)      Letter of Credit Fees.

                  (i) The Borrower agrees to pay to the Agent for account of the Banks, a fee for each Letter of Credit issued hereunder (the "LOC Fee") on the available amount to be drawn under such Letter of Credit computed at a per annum rate for each day during the applicable LOC Term (hereinafter defined) equal to the Applicable Percentage for such LOC Fee. The LOC Fee shall commence to accrue on the issuance date for each Letter of Credit and shall be due and payable in arrears on the third (3rd) Business Day of each January, April, July and October (and on the expiry date thereof) for the immediately preceding fiscal quarter (or portion thereof) (each such fiscal quarter or portion thereof for which the LOC Fee is payable hereunder being herein referred to as an "LOC Term"), beginning with the first of such dates to occur after the date of issuance of each Letter of Credit.

                  (ii) In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower shall pay to the Issuing Bank for its own account without sharing by the other Banks the letter of credit fronting fees of (i) 0.125% on the available amount to be drawn under such Letter of Credit computed at a per annum rate for each day during the applicable LOC Term and (ii) the customary charges from time to time of the Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawing under, such Letters of Credit (collectively, the "Issuing Bank Fees").

         Section 2.10.     Method of Payment.

         Unless otherwise provided herein, whenever any payment of principal, interest, fees or any other payment to be made hereunder becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the amount of interest then to be paid. All payments and prepayments by the Borrower hereunder and the makers of Employee Notes shall be made to the Agent, at its address stated in Section 10.8 hereof, in such money of the United States as at the time of payment shall be legal tender for the payment of public and private debts and in immediately available funds, without setoff, deduction or counterclaim. The Borrower and the Banks hereby authorize the Agent to debit the deposit accounts of the Borrower, or to advance Revolving Credit Loans on the Borrower's behalf, at the time any payment by the Borrower to the Agent under this Agreement is due, in the amount of the required payment. A payment must be received by the Agent or an instruction must be given the Agent to debit one or more deposit accounts of the Borrower and having collected balances sufficient to make such payment no later than 2:00 p.m., Charlotte, North Carolina, time, in order to be credited to the Borrower on the day of receipt. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans and Employee Loans which (unless such rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate.

         Section 2.11.     Application of Collections.

                  (a) Distribution to Banks. All payments of principal, interest, fees, and costs or expenses by the Borrower prior to the occurrence and continuance of an Event of Default under Article VIII hereof, or by the issuer of an Employee Note prior to the occurrence and continuance of a default under such Employee Note, shall be distributed to the Banks by the Agent as provided in this Section. If any other Bank shall at any time receive payment on any Loans directly or indirectly from any assets of the Borrower (including, without limitation, through exercise of setoff rights under Section 8.3 hereof) or the maker of any Employee Note in a greater amount than the proportionate amount of principal and interest due it under this Agreement, then such Bank shall purchase for cash (immediately prior to such payment, if necessary) a ratable proportion of the Revolving Credit Loans or the amounts outstanding under Employee Loan Participations held by the other Banks, including the Agent, so that all recoveries of principal and interest shall be shared by the Banks in accordance with their Ratable Shares. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (b)  Application  of  Collections  Prior to Event of  Default.
         Prior to the occurrence and continuance of an Event of Default hereunder or of a default under an Employee Note, the Agent shall apply all Collections to the payment of costs or expenses, interest, fees, and principal attributable to the Notes to which the Collections apply, in that order. After the occurrence and continuance of any Event of Default hereunder or a default under an Employee Note, all such applications shall be made in accordance with the terms of clause (c) immediately below. The Agent shall remit to the Banks in immediately available funds, or retain for its own account, as applicable: (i) out of the principal portion of any such Collections, each Bank's, including the Agent's, Ratable Share thereof; (ii) out of the fees portion of any such Collections each Bank's, including the Agent's, Ratable Share thereof; (iii) out of the interest portion of any such Collections, each Bank's, including the Agent's, Ratable Share thereof; and (iv) out of the costs or expenses portion of any such Collections, each Bank's, including the Agent's, costs or expenses, pursuant to
         Section 10.6 hereof, as incurred. All remittances of principal, interest, fees, and costs or expenses hereunder to each of the other Banks shall be made as soon as practicable, but in no instance later than the Business Day of their receipt by the Agent in immediately available funds, if such receipt occurs no later than 12:00 noon Charlotte, North Carolina time, or the next Business Day, if such receipt occurs later than 12:00 noon, and all such remittances shall be effected by the Agent's initiating wire transfers or by such other means as are agreed in writing by both the Agent and such Bank. Unless otherwise dictated by a court of competent jurisdiction, the Agent shall, however, have no obligation to pay any Bank any amounts except out of those amounts actually received in collected funds for application to the Obligations, except as otherwise specifically provided in clause (c) immediately below.

                  (c) Application of Collections After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Bank in connection with the Loans or the Notes or on account of the Subsidiary Guaranteed Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Banks under the Credit Documents;

                  SECOND, to payment of any fees owed to the Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Banks in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Bank;

                  FOURTH, to the payment of all accrued interest and fees on or in respect of the Obligations;

                  FIFTH, to the payment of the outstanding principal amount of the Subsidiary Guaranteed Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Banks shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding
Obligations held by such Bank bears to the aggregate then outstanding Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Bank for any drawings under such Letters of Credit and
(B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 2.11(c).

         Section 2.12.     Capital Adequacy.

         If, after the date hereof, any Bank has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then, upon notice from such Bank to the Borrower, the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each determination by any such Bank of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         Section 2.13.     Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         Section 2.14.     Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Bank shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Bank hereunder to make Eurodollar
Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Bank to make or maintain Eurodollar Loans, such Bank shall then have a commitment only to make a Base Rate Loan when a Eurodollar
Loan is requested and (c) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to Section 2.17.

         Section 2.15.     Requirements of Law.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Bank, or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Bank becomes a Bank):

                  (a) shall subject such Bank to any tax of any kind whatsoever with respect to any Letter of Credit or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Bank in respect thereof (except for Non-Excluded Taxes covered by Section 2.16 (including Non-Excluded Taxes imposed solely by reason of any failure of such Bank to comply with its obligations under Section 2.16) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Bank or its applicable lending office, branch, or any affiliate thereof);

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Bank any other condition (excluding any tax of any kind whatsoever);

         and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Bank, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Bank hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Bank, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 2.17. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Bank and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 2.16.     Taxes.

                  (a) Except as provided below in this subsection, all payments made by the Borrower on behalf of itself or on behalf of any other Person in connection with the Employee Loans under this Agreement, the Revolving Credit Notes and the Employee Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Bank or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Bank or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Bank, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Bank, applicable lending office, branch or affiliate other than a connection arising solely from such Bank having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank hereunder,
         (A) the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (X) (i) on or before  the date of any  payment by the
                  Borrower under this Agreement to such Bank, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (ii) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such  extensions  of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                           (Y) in the case of any such Bank that is not a "bank"
                  within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of
                  Internal Revenue Service Form W-8, or successor applicable form certifying to such Bank's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Agreement (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement;

                  unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Bank hereunder which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Each Person that shall become a Bank or a participant of a Bank pursuant to Section
                  10.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Bank the obligations of such participant of a Bank pursuant to this subsection (b) shall be determined as if the participant of a Bank were a Bank except that such participant of a Bank shall furnish all such required forms, certifications and statements to the Bank from which the related participation shall have been purchased.

         Section 2.17.     Indemnity.

         The Borrower promises to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur (other than through such Bank's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Revolving Credit Loans that are Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest
Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over
(ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.


                        ARTICLE III. SUBSIDIARY GUARANTY

         Section 3.1       The Subsidiary Guarantee.

         Each of the Subsidiary Guarantors hereby jointly and severally guarantees to each Bank, to each Affiliate of a Bank that enters into an Interest Rate Protection Agreement and to the Agent as hereinafter provided the prompt payment of the Subsidiary Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Subsidiary Guarantors hereby further agree that if any of the Subsidiary Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Subsidiary Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Subsidiary Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Interest Rate Protection Agreements, to the extent the obligations of a Subsidiary Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Federal Bankruptcy
Code).

         Section 3.2       Obligations Unconditional.

         The obligations of the Subsidiary Guarantors under Section 3.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Interest Rate Protection Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Subsidiary Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary Guarantor, it being the intent of this Section 3.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Subsidiary Guarantor agrees that such Subsidiary Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Subsidiary Guarantor of the Subsidiary Guaranteed Obligations for amounts paid under this Subsidiary Guaranty until such time as the Banks (and any Affiliates of Banks entering into Interest Rate Protection Agreements) have been paid in full, the Total Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Banks in connection with monies received under the Credit Documents or Interest Rate Protection Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Subsidiary Guarantor, the time for any performance of or compliance with any of the Subsidiary Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Interest Rate Protection Agreement or any other agreement or instrument referred to in the Credit Documents or Interest Rate Protection Agreements shall be done or omitted;

                  (iii)  the  maturity  of  any  of  the  Subsidiary  Guaranteed
         Obligations shall be accelerated, or any of the Subsidiary Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Interest Rate Protection Agreement or any other agreement or instrument referred to in the Credit Documents or Interest Rate Protection Agreements shall be waived or any other guarantee of any of the Subsidiary Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Subsidiary Guaranteed Obligations shall fail to attach or be perfected; or

                  (v) any of the Subsidiary Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Subsidiary Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Subsidiary Guarantor).

With respect to its obligations hereunder, each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Interest Rate Protection Agreement or any other agreement or instrument referred to in the Credit Documents or Interest Rate Protection Agreements, or against any other Person under any other guarantee of, or security for, any of the Subsidiary Guaranteed Obligations.

         Section 3.3       Reinstatement.

         The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Subsidiary Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Subsidiary Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Subsidiary Guarantor agrees that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         Section 3.4       Certain Additional Waivers.

         Without limiting the generality of the provisions of this Section 3, each Subsidiary Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive. Each Subsidiary Guarantor further agrees that such Subsidiary Guarantor shall have no right of recourse to security for the Subsidiary Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 3.2.

         Section 3.5       Remedies.

         The Subsidiary Guarantors agree that, to the fullest extent permitted by law, as between the Subsidiary Guarantors, on the one hand, and the Agent and the Banks, on the other hand, the Subsidiary Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.2) for purposes of Section 3.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Subsidiary Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Subsidiary Guaranteed Obligations being deemed to have become automatically due and payable), the Subsidiary Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 3.1.

         Section 3.6       Rights of Contribution.

         The Subsidiary Guarantors hereby agree, as among themselves, that if any Subsidiary Guarantor shall become an Excess Funding Subsidiary Guarantor (as defined below), each other Subsidiary Guarantor shall, on demand of such Excess Funding Subsidiary Guarantor (but subject to the succeeding provisions of this
Section 3.6), pay to such Excess Funding Subsidiary Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Subsidiary Guarantor) of such Excess Payment (as defined below). The payment obligation of any Subsidiary Guarantor to any Excess Funding Subsidiary Guarantor under this Section 3.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3, and such Excess Funding Subsidiary Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Subsidiary Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 3 (hereafter, the "Guarantied Obligations"), a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied
Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Subsidiary Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 3.6, shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder) of the Borrower and all of the Subsidiary Guarantors, all as of the Closing Date (if any Subsidiary Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 3.6 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Subsidiary Guarantor as of the date such Subsidiary Guarantor became a Subsidiary Guarantor shall be deemed true as of the Closing Date).

         Section 3.7       Continuing Guarantee.

         The guarantee in this Section 3 is a continuing guarantee, and shall apply to all Subsidiary Guaranteed Obligations whenever arising.


                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Banks to enter into this Agreement, each Credit Party hereby warrants and represents to the Agent and each of the Banks, as of the Closing Date and as of the date of funding of each Loan, as follows:

         Section 4.1.      Organization.

         Each of the Borrower and the other Credit Parties is a corporation, limited liability company or limited partnership, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business in every jurisdiction where such qualification is necessary (except for jurisdictions the failure in which to qualify would not reasonably be expected to have a Material Adverse Effect), will promptly correct any failure to qualify upon receipt of notice of such failure, has the power and authority to own its assets and transact the business in which it is engaged, and has obtained all necessary certificates, franchises, and licenses (collectively "Licenses") for the operation of the business in which it is engaged, except for Licenses the absence of which would not reasonably be expected to have a Material Adverse Effect.

         Section 4.2.      Authorization.

                  (a) The execution, delivery and performance of the Credit Documents required to be delivered by each Credit Party

                           (i) are within the organizational powers of such Credit Party;

                           (ii) have been duly authorized by all necessary organizational action of such Credit Party;

                           (iii) do not violate any provision of the Articles or
                  Certificate of Incorporation or Bylaws of such Credit Party or of any law or material rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect and having applicability to such Credit Party;

                           (iv) are not in conflict  with and do not result in a
                  breach  of  or   constitute  a  default   under  any  material
                  indenture, loan or credit agreement, or any other material agreement, lease or instrument to which such Credit Party is a party or by which it or its properties may be bound or affected; and

                           (v) do not  result  in, or require  the  creation  or
                  imposition of, any mortgage, deed of trust, pledge, lien, security, interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Credit Party, except for the encumbrances granted or to be granted to the Agent, for the benefit of the Banks, pursuant to the Security Agreement and the Credit Party Pledge Agreement.

                  (b) Except as listed on Schedule 2, the Borrower and each of its Subsidiaries (if any) is in compliance with all applicable laws, rules, regulations, writs, judgments, orders, injunctions, decrees, determinations or awards applicable to it and is not materially in default under any indenture, agreement, lease or instrument, where such noncompliance or default would reasonably be expected to have a Material Adverse Effect (the term "default" as used herein includes any Event of Default or Incipient Default, as defined in Sections 8.1 and 5.2(a), respectively).

         Section 4.3.      Validity.

         Each Credit Document to which it is a party have been or shall be duly executed and delivered by each Credit Party under the terms of this Agreement, and, when so executed, constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party and the Collateral in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, reorganization, or similar laws affecting the enforceability of creditors' rights in general and except for generally applicable principles of equity (collectively, the "General Exceptions").

         Section 4.4.      Governmental Approvals.

         No filing with or action or approval of any Governmental Authority is or will be required under existing law in connection with the valid execution, delivery or performance by each of the Credit Parties of the Credit Documents to which it is a party, or in connection with the validity and enforceability of the security interests in the Collateral, except as has been accomplished or obtained and none of which has been or is threatened to be rejected or revoked, and except for the filing of the financing statements required under the Security Agreement.

         Section 4.5.      Litigation.

         Except as identified on Schedule 3, there are no actions, suits, investigations or other proceedings pending or, to the knowledge of the Credit Parties, threatened against or affecting the Borrower or any of its Subsidiaries or any of their properties before any court or Governmental Authority which, if determined adversely to the Borrower or any Subsidiary, would reasonably be expected to have a Material Adverse Effect.

         Section 4.6.      Financial Condition.

                  (a) The financial statements delivered to the Agent pursuant to Section 5.1(k) fairly present the financial condition of the Borrower and its consolidated subsidiaries, on a consolidated basis, as of the dates stated therein, and the results of the operations of the Borrower and its consolidated subsidiaries, on a consolidated basis, for the accounting periods covered therein; except as stated on
         Schedule 2, as of the Closing Date the Borrower has no material contingent tax or other liability not disclosed by or reserved against in the balance sheets delivered as part of such financial statements; there are no material unrealized or anticipated losses from any commitment of the Borrower; and since the date and period covered by such financial statements, there has been no circumstance, development or event which would reasonably be expected to have a Material Adverse Effect.

                  (b) As of the Closing Date, each Credit Party had a positive net worth of at least one dollar.

         Section 4.7.      Records, Business Location and Subsidiaries.

         The chief executive office and principal place of business of each of the Credit Parties and the office where each of the Credit Parties keeps its corporate and accounting records (including records relating to the Collateral) is and, in the absence of 15 days' prior written notice to the Agent will remain, located at 6707 Democracy Blvd., Suite 800, Bethesda, Maryland 20817. The Subsidiaries, including all Domestic and Foreign Subsidiaries, of each of the Credit Parties are identified on Schedule 1, hereto.

         Section 4.8.      ERISA.

         With respect to any employee benefit plan for the benefit of employees of the Borrower or any of its subsidiaries ("Plan") that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations issued pursuant to ERISA, the Borrower and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA, except as stated in Schedule 2; no Plan maintained by the Borrower or any of its subsidiaries has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA or Section 412 of the Internal Revenue Code; no Reportable Event as defined in Section 4043(b) of ERISA that requires notification of the Pension Benefit Guaranty Corporation ("PBGC") has occurred with respect to any Plan; and no provision of this Agreement will result in a Reportable Event or violation of ERISA.

         Section 4.9.      Encumbrances.

         None of the Collateral is subject to any assignment, lien, security interest, charge or encumbrance, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering any of the Collateral is on file in any recording office, except such as have been or will promptly be filed in favor of the Agent relating to the Security Agreement, Credit Party Pledge Agreement or the Prior Agreement and as permitted under
Section 7.2.

         Section 4.10.     Margin Stock.

         The Credit Parties are not and will not be engaged in the business of purchasing, carrying, or extending credit for the purpose of purchasing or carrying "margin stock," as defined by Regulation U, the Employee Pledged Shares are not "margin stock" as defined by Regulation U, and no proceeds of any Loan hereunder will be used for the purpose of purchasing or carrying margin stock or extending credit for such purpose.

         Section 4.11.     Governmental Regulations.

         Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.12.     Taxes.

         The Borrower and each of its Subsidiaries has filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by it, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or which the failure to pay would not reasonably be expected to have a Material Adverse Effect.

         Section 4.13.     Burdensome Documents.

         Except as identified on Schedule 4, neither the Borrower nor any of its Subsidiaries is a party to or bound by, nor are any of their respective properties or operations materially affected by, any agreement, ordinance, decree, regulation, order, injunction, award or judgment that, to the actual knowledge of the Borrower's Vice President and Chief Financial Officer or General Counsel, would reasonably be expected to have a Material Adverse Effect.

         Section 4.14.     Environmental Matters.

         Neither the Borrower nor any of its Subsidiaries owns any real property except as listed on Schedule 5. Neither the Borrower's Vice President and Chief Financial Officer nor its General Counsel has received any actual notice that any property owned, leased or operated by the Borrower or any of its Subsidiaries has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or on any other list developed or maintained by any federal, state or local governmental entity and purporting to identify properties posing the threat of pollution or contamination due to the presence of hazardous substances, nor has either received notice or knowledge of such pollution or contamination of any property owned, leased, or operated by the Borrower or any of its Subsidiaries.

         Section 4.15      Employee Loans; Stock Plan; Qualified Employee
Status.

         The Borrower's annual stock purchase plan for Qualified Employees (the "Stock Plan"), and the Qualified Employee loan program offered in connection therewith under the terms and provisions of this Agreement and the Employee Notes (the "Employee Loan Program") comply in all material respects with all applicable laws. The Borrower has complied with all applicable federal and state securities laws in its disclosure to the Qualified Employees of the attendant risks and burdens of purchasing the Borrower's common stock under the Stock Plan. Each person receiving an Employee Loan, was at the time of the making thereof, a Qualified Employee.

         Section 4.16      Use of Proceeds.

         Letters of Credit and all proceeds of the Revolving Credit Loans shall be used by the Borrower for working capital, capital expenditures, shareholder loans and general corporate purposes, provided, however, that proceeds of the Revolving Credit Loans shall not be used to make payments of principal, interest, or fees under or in connection with the Employee Loans at any time that defaults under all or substantially all of the Employee Notes have occurred and are continuing. All proceeds of the Employee Loans shall be used for purchases by or for the benefit of Qualified Employees of common stock of the Borrower.

         Section 4.17      Year 2000 Compliance.

         The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by principal suppliers or vendors) that could be adversely
affected  by  the  "Year  2000  Problem"   (that  is,  the  risk  that  computer
applications used by the Borrower or any of its Subsidiaries (or principal suppliers or vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the "Year 2000 Problem" on a timely basis and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its principal suppliers or vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Section 4.18      Accuracy and Completeness of Information.

         All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Bank for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to the President, CEO, any Authorized
Financial Officer or the General Counsel of the Borrower or any of its Subsidiaries, after due inquiry, which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the financials statements previously delivered to the Agent and the Banks, or any certificate, opinion or other written statement made or furnished by the Borrower to the Agent.


                         ARTICLE V. CONDITIONS PRECEDENT

         Section 5.1       Conditions Precedent to Closing.

         The Banks' obligations under this Agreement are subject to the receipt by the Agent, in form and substance satisfactory to the Agent and its counsel, of each of the following:

                  (a)      the Revolving Credit Notes, executed by the Borrower;

                  (b) this Agreement, with all Exhibits and Schedules, executed by the Credit Parties;

                  (c)      the Borrower Guaranty, executed by the Borrower;

                  (d) the Credit Party Pledge Agreement, executed by the Credit Parties;

                  (e)      the Security Agreement, executed by the Credit
                           Parties;

                  (f) financing statements executed by appropriate officers of the Credit Parties and covering the Collateral;

                  (g) a certificate of good standing issued by the appropriate state officer with respect to the good standing of each of the Credit Parties and their organizational documents on file;

                  (h) copies, certified by its Secretary or other authorized representative, of each Credit
         Party's organizational documents, with any amendments thereto;

                  (i) resolutions of the Board of Directors or other appropriate authorizations of each Credit Party, certified by its Secretary or other authorized representative authorizing the execution, delivery and performance, as applicable, of each of the Credit Documents, and all other documents necessary for performance of the obligations of such Credit Party under this Agreement, and identifying by title all officers or other authorized representatives of such Credit Party authorized to execute requests for Loans under Section 5.2;

                  (j) favorable opinions of counsel (including Canadian counsel as to perfection of the Canadian Collateral) for the Credit Parties;

                  (k) financial statements of the Borrower and its consolidated subsidiaries, as follows: (i) a balance sheet and statements of cash flow, net worth, and income, all prepared on a consolidated basis and in accordance with GAAP and all certified as to fair and complete presentation by an Authorized Financial Officer as of the close of and for the third quarter of the current fiscal year of the Borrower, (ii) financial statements prepared on a consolidated basis, in accordance with GAAP and certified as to fair and complete presentation by an Authorized Financial Officer and by independent accountants of recognized standing acceptable to the Agent and containing no material qualifications, as of the close of and for the fiscal years 1996 and 1997 of the Borrower; and (iii) a statement of projected net worth and income for the Borrower's 1998 fiscal year, prepared on a consolidated basis and certified as to fair and complete presentation by an Authorized Financial Officer;

                  (l) certificates of each Credit Party, executed by the Secretary or other authorized representative of such Credit Party, as to the incumbency and authenticity of signatures of the officers or other authorized representatives of such Credit Party executing this Agreement and any other documents required as conditions precedent under this Section and containing specimen signatures of all officers or other authorized representatives identified by such Credit Party under subsection 5.1(g) above;

                  (m) a solvency certificate of each of the Credit Parties, executed by its chief financial officer or other authorized representative, substantially in the form of Exhibit K;

                  (n) evidence of insurance in compliance with Section 6.2(b) hereof and insurance certificates naming the Agent as loss payee and additional insured on all insurance policies (excluding workers' compensation policies); and

                  (o) such other documents as the Agent may reasonably request.

         Section 5.2. Conditions Precedent to Loans and Issuance of Letters of Credit.

                  (a) All Loans and Letters of Credit. As a condition precedent to the funding of a Loan or the issuance of a Letter of Credit hereunder (a "Credit Event"), (i) there shall exist no Event of Default or event (an "Incipient Default") which, with notice or lapse of time, or both, would constitute an Event of Default, either immediately prior to, or after giving effect to such Credit Event (ii) the Borrower shall have complied with all of the conditions stated in Section 5.1, (iii) a Margin Stock Event shall not have occurred, (iv) all necessary deliveries and filings to perfect the Agent's security interests in the Collateral shall have been accomplished, and (v) the representations and warranties of the Borrower set forth in Article IV hereof shall be true and correct as if made and restated on the date of such Credit Event.

                  (b) Revolving Credit Loans. As a further condition precedent to the funding of a Revolving Credit Loan, the Borrower shall request a Revolving Credit Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 12:00 noon (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for a borrowing (a "Notice of Borrowing") shall be irrevocable and shall specify (A) that a Revolving Credit Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and
         (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Credit Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder.

                  (c) Employee Loans. As a further condition precedent to the funding of any Employee Loan, the Borrower shall deliver to NationsBank not later than 12:00 noon (Charlotte, North Carolina time) on the requested funding date, an appropriate Notice of Borrowing specifying that the funding of Employee Loans is requested, the date of the requested borrowing (which shall be a Business Day) and the amount to be borrowed.

                  As an additional condition precedent to the funding of any Employee Loan, the Borrower and/or its transfer agent shall have received from the Qualified Employee (or personal holding company) to whom the Employee Loan is to be made, such additional pledge instruction, if any, as the Borrower and/or its transfer agent may require in order to register on its books the pledge to NationsBank of the Employee Pledged Shares.

                  (d) Funding Obligations. In no event shall the Agent or NationsBank be required to fund any portion of the Loans requested hereunder in an amount in excess of the actual funds received from the Banks (including NationsBank in its capacity as a Bank) pursuant to a Notice of Borrowing.


                        ARTICLE VI. AFFIRMATIVE COVENANTS

         Each of the Credit Parties covenants and agrees that, until all of its obligations under the Credit Documents have been satisfied in full (or waived) and until the Total Commitments have been terminated:

         Section 6.1.      Payments Hereunder.

         Each Credit Party shall make all payments of principal, interest, fees, and all other payments required hereunder, under the Revolving Credit Notes, under the Borrower Guaranty and under any other agreements with any of the Banks to which such Credit Party is party, as and when due.

         Section 6.2.      Existence and Good Standing; Insurance; Conduct.

         The Borrower shall do or cause to be done all things necessary, with respect to itself and each of its subsidiaries, (a) to preserve and keep in full force and effect its existence, employee stock plans, rights, licenses, permits, and franchises and comply with all applicable laws and all rules, regulations and orders of federal, state and local regulatory bodies having jurisdiction applicable to it except for any noncompliance with which would reasonably be expected to have a Material Adverse Effect; (b) to maintain and protect its material assets or properties used or useful in the conduct of its operations in a prudent manner including, without limitation, the maintenance at all times of such insurance upon its insurable properties, operations and professional services with reputable insurers as would be prudent for companies in the same or similar business as the Borrower or such Guarantor; (c) to conduct its operations and continue the conduct of its business without any substantial change in the general nature of such operations or business from that in effect on the Closing Date; and (d) to keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

         Section 6.3.      Taxes and Charges.

         The Borrower shall, and shall cause each of its Subsidiaries to, timely file returns and pay and discharge all material taxes, assessments and governmental fees, charges or levies imposed upon it or its income or profits or upon its properties or any part thereof, before the same shall be in default, as well as all lawful claims which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves therefor.

         Section 6.4.      Financial Statements.

         The Borrower shall deliver or cause to be delivered to the Agent and the Banks,

                  (a) within 120 days after the end of each fiscal year of the Borrower, (i) the annual financial statements of the Borrower and its consolidated subsidiaries, on a consolidated basis, containing a balance sheet as at the end of such fiscal year and statements of income, cash flows, and changes in stockholders' equity for such fiscal year, prepared in accordance with GAAP, certified as to fair and complete presentation by an Authorized Financial Officer and certified by independent accountants of recognized standing acceptable to the Agent, which accountants shall also include an opinion stating that their examination of the financial statements was conducted in accordance with generally accepted auditing standards and, if they have prepared a management letter as part of their responsibilities to the Borrower, a copy of such management letter promptly upon completion of such letter; and (ii) calculations, reviewed and certified by an Authorized Financial Officer, showing the Borrower's compliance with the applicable financial standards contained in Section 7.6;

                  (b) within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower (except with respect to item (b)(ii) below, which shall be required to be delivered within 50 days after the end of each of the second and third quarters of each fiscal year of the Borrower only) (i) a balance sheet of the Borrower and its consolidated subsidiaries and related statements of income, cash flow, and net worth, all prepared on a consolidated basis and in accordance with GAAP, and all certified as to fair and complete presentation by an Authorized Financial Officer as of the close of and for such period; (ii) a statement of projected net worth and income, prepared on a consolidated basis and certified as to fair and complete presentation by an Authorized Financial Officer of the Borrower for the Borrower's then-current fiscal year; and (iii) calculations, reviewed and certified by an Authorized Financial Officer, showing the Borrower's compliance with the applicable financial standards contained in Section 7.6 hereof;

                  (c) no later than 120 days after the commencement of each fiscal year of the Borrower, a projected balance sheet and income statement for such fiscal year, on a consolidated basis;

                  (d) concurrently with the delivery of the financial statements referred to in Sections 6.4(a) and 6.4(b), a certificate as to the Borrower's compliance with clause (viii) of the definition of
         "Permitted Investments" and specifying the aggregate balance (i) credited to all Separation Allowance Accounts and (ii) the aggregate balance of Permitted CSAP Loans, reviewed and certified by an Authorized Financial Officer;

                  (e) upon the written request of the Agent and with reasonable notice, such other financial statements and reports as the Agent may reasonably deem necessary to provide current financial information; and

                  (f) concurrently with the delivery of the financial statements and calculations required under subsections (a)-(f) of this Section, a certificate of an Authorized Financial Officer certifying the fair and complete presentation of the data and information used in making the calculations and stating that such annual financial statements have been prepared in accordance with GAAP and that there exists no Event of Default or Incipient Default hereunder.

         Section 6.5       Reports.

         Each Credit Party shall deliver to the Agent and the Banks:

                  (a) as soon as reasonably possible, and, in any event, within five Business Days after the Credit Party receives notice or knowledge thereof or learns facts which would lead a reasonable Person to undertake diligent inquiry, a report or statement executed by a senior officer of the Credit Party with respect to (i) the occurrence of any Reportable Event as defined by ERISA and regulations thereunder that requires notification to the PBGC, (ii) the occurrence of any Event of Default or Incipient Default or the material failure to observe or perform any covenant set forth herein or in any other agreement with any of the Banks to which the Borrower or any Subsidiary is a party, and any action taken or contemplated with respect thereto, and (iii)
         (A) any pending or threatened litigation or administrative proceedings or investigations against or affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or any Subsidiary would reasonably be expected to have a Material Adverse Effect, and (B) any reserves set aside or to be set aside in connection with such proceedings, in accordance with GAAP; and

                  (b) such other reports as the Agent may, from time to time, reasonably request in writing from the Borrower.

         Section 6.6.      Loan Balances.

                  (a) Revolving Credit Notes. The aggregate outstanding principal balance under the Revolving Credit Notes, plus LOC Obligations will, at no time, exceed an amount equal to $95,000,000
         (except only as such amount may be increased to a maximum of $107,500,000, with a corresponding decrease in the Employee Loan Commitment, pursuant to Section 2.8(d) or decreased pursuant to Section 2.8(e));

                  (b) Employee Notes. The aggregate outstanding principal balance under the Employee Notes will, at no time, exceed an amount equal to $25,000,000 (except only as such amount may be increased to a maximum of $37,500,000, with a corresponding decrease in the Aggregate Revolving Credit Commitment, pursuant to Section 2.8(d) or decreased pursuant to Section 2.8(e)); and

                  (c) Aggregate Total Commitments. The aggregate outstanding balance under the Revolving Credit Notes and the Employee Notes, plus the LOC Obligations will, at no time, exceed $120,000,000 (except only as such amount may be decreased pursuant to Section 2.8(e)).

         Section 6.7.      Uncertificated Securities.

         With respect to all Employee Pledged Shares that consist of uncertificated securities, the Borrower shall, or shall cause its transfer agent to, at all times and without limitation of any other requirements imposed by applicable laws comply with an issuer's obligations and duties regarding uncertificated securities and pledges thereof or security interests therein under Articles 8 and 9 of the Uniform Commercial Code as in effect in North Carolina (the "U.C.C."), including without limitation Article 8, Sections 207 (Rights and Duties of Issuer with Respect to Registered Owners and Registered Pledgees), 401 (Duty of Issuer to Register Transfer, Pledge, or Release), and 408 (Statements of Uncertificated Securities). All statements of uncertificated securities as required by Sections 8-408(1), (2) and (7) of the U.C.C. shall be substantially in the forms of Exhibits G and H, as applicable. Such other statements of uncertificated securities as are required by Section 8-408 of the U.C.C. or may from time to time be properly issued by the Borrower and/or its transfer agent shall conform generally to the forms of Exhibits G and H as appropriate.

         Section 6.8.      Positive Net Worth.

         Each of the Borrower and the Subsidiary Guarantors shall maintain at all times a positive net worth of at least one dollar.

         Section 6.9.      Bylaws.

         The Borrower shall use all reasonable best efforts to cause Section 9.4 of its Bylaws to be amended to clarify that the liens granted by Qualified Employees in favor of the Agent on their Employee Stock do not constitute the type of liens referenced in such Section 9.4 for the purposes thereof.

         Section 6.10.     Year 2000 Compliance.

         The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those of its principal suppliers or vendors) that is material to it or any of its Subsidiaries' business or operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         Section 6.11.     Borrower Guaranty.

         All Employee Loans shall be unconditionally guaranteed by the Borrower under a guaranty in the form of Exhibit C in the full amount of the Employee Loans (the "Borrower Guaranty").

         Section 6.12.     Employee Pledge Agreements; Employee Pledged Shares.

                  (a) Employee Pledge Agreements. All common stock of the Borrower purchased or refinanced with the proceeds of the Employee Loans (the "Employee Pledged Shares") shall be pledged to NationsBank and the Banks, to the extent of their participations, by the purchasers of the Employee Pledged Shares pursuant to stock pledge letter agreements ("Employee Pledge Agreements") substantially in the form of Exhibit D-1 (for individual purchasers) or D-2 (for personal holding companies).

                  (b) Delivery of Certificates; Book Entries. (i) The Borrower shall cause all certificates and any other instruments or documents evidencing ownership of Employee Pledged Shares, if any, to be delivered to NationsBank at the address specified in Section 10.8 hereof promptly upon the funding of the related Employee Loans, shall cause all such certificates to be accompanied by executed assignments separate from the certificates in blank in the form of Exhibit E hereto ("Employee Stock Powers"), and shall cause the following legend to be placed on all such certificates:

                  "In the event the shares represented by this certificate are sold, the purchaser may be required to remit the purchase price directly to the Company to be applied in payment of certain Indebtedness of the registered holder to NationsBank, N.A., as agent for itself and certain other banks."

                  (ii) With respect to all Employee Pledged Shares that consist of uncertificated securities, the Borrower shall, or shall cause its transfer agent to, (A) register on its books the pledges to NationsBank of such Employee Pledged Shares promptly upon the funding of the related Employee Loans, (B) identify on all initial and periodic statements and all other statements or notices respecting the Employee Pledged Shares the pledges to NationsBank of the Employee Pledged Shares and the restriction that any purchaser of the Employee Pledged Shares may be required to remit the purchase price directly to the Borrower to be applied in payment of the related Employee Loan, and (C) have all pledgee notices and statements respecting the Employee Pledged Shares delivered to NationsBank at the address specified in Section
         10.8 hereof.

                  (c) Sales. Upon the occurrence of any event giving NationsBank the option to accelerate the maturity date under any Employee Note or the termination of employment of the maker of any Employee Note as provided in Section 9.4 of the Borrower's Bylaws, the Borrower may treat such event or termination as an offer to sell to the Borrower or to one or more Qualified Employees the Employee Pledged Shares affected thereby or pledged pursuant to the Employee Note affected thereby under the terms and conditions of Section 9.4 of the Borrower's Bylaws. In the event that any or all Employee Pledged Shares are sold to one or more Qualified Employees prior to repayment of the associated Employee Loan, the Borrower shall direct such Qualified Employees to remit the purchase price directly to the Borrower. The Borrower shall apply the proceeds of any sale of Employee Pledged Shares (i) first, to pay any remaining balance under the Employee Note secured by the Employee Pledged Shares sold (including principal, interest, and collection expenses), (ii) second, to pay any other amounts required by applicable law, and (iii) third, to the maker of the related Employee Note to the extent, if any, of any surplus proceeds. Upon payment by the Borrower of the remaining amounts owed under the Employee Note secured by the Employee Pledged Shares sold, NationsBank shall return such Employee Pledged Shares to the Borrower.

         Section 6.13. Additional Guaranties, Stock Pledges and Further Assurances.

                  (a) Domestic Subsidiaries, Etc.. At any time any Person becomes a Material Domestic Subsidiary of the Borrower, the Borrower shall promptly notify the Agent thereof, and shall (i) promptly cause such Domestic Subsidiary to become a Subsidiary Guarantor by execution of a Joinder Agreement, (ii) deliver with the Joinder Agreement, supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Agent may reasonably request, and (iii) deliver stock certificates and related pledge agreements or pledge joinder agreements evidencing the pledge of 100% of the Voting Stock of such Domestic Subsidiary and all Material Domestic Subsidiaries of such Domestic Subsidiary and, upon the request of the Agent or the Majority Banks, 65% of the Voting Stock of all Foreign Subsidiaries of such Domestic Subsidiary and such other ownership interests of such Domestic Subsidiary in foreign Persons, together, in each case, with undated stock or other transfer powers executed in blank.

                  (b) Foreign Subsidiaries, Etc.. At any time any Person becomes a Foreign Subsidiary or the Borrower or any Subsidiary Guarantor shall acquire an ownership interest in any foreign Person, the Borrower shall promptly notify the Agent thereof, and shall, upon request of the Agent or the Majority Banks, (i) deliver supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel, and (ii) deliver stock certificates or other evidence of ownership (where required for perfection under local law) and a related pledge agreement evidencing the pledge of 65% of the Voting Stock of such Foreign Subsidiary or, if less, all of the ownership interests in such other Person acquired by the Borrower or any such Subsidiary Guarantor, together with undated stock or other transfer powers executed in blank.

                  (c) Further Assurances. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense as requested by the Agent, to ensure that the Agent has a first priority perfected lien to secure the Obligations in all personal property of the Credit Parties located in the United States and Canada and, to the extent deemed material by the Agent or the Majority Banks, in its or their sole reasonable discretion, all other personal property of the Credit Parties now or hereafter owned or acquired by the Credit Parties. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

         Section 6.14.     Post-Closing Matters.

         Within 45 days from the Closing Date, the following conditions subsequent shall have been satisfied:

                  (a) Receipt by the Agent of Schedule 7 to this Credit Agreement setting forth Investments of the Borrower and its Subsidiaries existing as of the Closing Date, as referenced in clause
         (iv) of the definition of "Permitted Investments";

                  (b) Receipt by the Agent of revised Schedule 6 to this Credit Agreement updating such Schedule to include Indebtedness of the Borrower and its Subsidiaries as of June 30, 1998; such Indebtedness shall not differ materially in type and kind from that listed on
         Schedule 6 delivered on the Closing Date; and

                  (c) Receipt by the Agent of favorable opinions of Canadian counsel (as to perfection of the Canadian Collateral) for the Credit Parties and evidence of filing of financing statements (or their equivalent) under Canadian law to perfect the security interests in the Canadian Collateral.


                         ARTICLE VII. NEGATIVE COVENANTS

         Each of the Credit Parties covenants and agrees that, until such time as all obligations under the Credit Documents have been satisfied in full (or waived) and until the Total Commitments have been terminated:

         Section 7.1.      Indebtedness.

         Neither the Borrower nor any if its Subsidiaries shall contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness outstanding on the date hereof and set forth in Schedule 6, and renewals, refinancings and extensions thereof on terms and conditions no less favorable than for such existing Indebtedness;

                  (c) Indebtedness to any Interest Swap Provider relating to the obligations hereunder;

                  (d) purchase money Indebtedness (including obligations in respect of Capital Leases) hereafter incurred to finance the purchase of fixed assets, provided that (i) the total of all such Indebtedness (including any such Indebtedness referred to in Section (b) above) shall not exceed an aggregate principal amount of $1,000,000 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (e) unsecured Indebtedness incurred in connection with any acquisition or Investment permitted under Section 7.3(c) hereof;

                  (f) guaranty and other contingent obligations of the Borrower in favor of its Subsidiaries in connection with Indebtedness permitted under this Section 7.1.

         Section 7.2.      Liens.

         Neither the Borrower nor any of its Subsidiaries shall contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         Section 7.3. Consolidation, Merger, Sale or Purchase of Assets, etc.

         Neither the Borrower nor any of its Subsidiaries shall:

                  (a) Enter into a transaction of merger or consolidation, except (i) a member of the Consolidated Group may be a party to a transaction of merger or consolidation with another member of the Consolidated Group and (ii) any acquisition permitted pursuant to clause (c) immediately below may be effected by a merger with and into a Credit Party or Subsidiary of a Credit Party so long as, in either case, (A) if the Borrower is a party thereto, (x) the Borrower shall be the surviving corporation and (y) the Borrower shall not alter or amend its existing capital structure in a manner changing its status as an employee-owned corporation, (B) if a Subsidiary Guarantor is a party thereto and the Borrower is not a party thereto, the Subsidiary Guarantor shall be the surviving corporation, and (C) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto;

                  (b) Sell, lease, transfer or otherwise dispose of assets, property and/or operations (including any sale-leaseback transaction, but excluding (x) the sale of inventory in the ordinary course of business; (y) the sale or disposition of plant, property and equipment which is no longer useful in the business or as to which the proceeds therefrom are reinvested in plant, property and equipment within six months thereof; and (z) the sale, lease, transfer or other disposition of the Wystar record keeping software system), unless

                           (i) the book value of such assets, property and/or operations do not in the aggregate exceed $5,000,000 in any fiscal year, and

                           (ii) no Default of Event of Default exists or would exist after giving effect thereto on a Pro Forma Basis,

without the prior written consent of the Majority Banks;

                  (c) Acquire all or any portion of the capital stock or other ownership interest in any Person or all or any substantial portion of the assets, property and/or operations of any Person or make any Investment in any Subsidiary, without the prior written consent of the Majority Banks, unless

                           (i) the amount of any such acquisition or Investment, together with any other acquisitions or Investments made pursuant to this subsection (c) shall not exceed the sum of (A) $10,000,000 in the aggregate in any fiscal year plus (B) the amount of any payment due in such fiscal year in connection with the KPMG Acquisition (of which sum, not more than $10,000,000 may be paid in cash in such fiscal year); provided, however, that the total amount of any such acquisition or Investment in any one Person or any one Subsidiary shall not exceed $20,000,000 in the aggregate at any one time; and provided, further, that, notwithstanding the foregoing, the total amount paid in connection with the KPMG Acquisition shall not exceed $16,000,000;

                           (ii) the Board of Directors of the Person which is the subject of the acquisition shall have approved the acquisition; and

                           (iii) no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis; or

                  (d) In the case of the Borrower and any Material Subsidiary which is not wholly-owned, liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution).

         Section 7.4.      Fiscal Year; Governing Documents.

         None of the Credit Parties shall (a) change its fiscal year, unless (i) required to do so by law, (ii) 60 days' advance written notice thereof is given to the Agent, and (iii) covenants and agreements in this Agreement are amended as appropriate to accommodate such change, (b) materially amend or alter its certificate of incorporation or (c) materially amend or alter any provision of its Bylaws (including, without limitation, Section 9 of its Bylaws) relating in any way to such Credit Party's representations and warranties or ability fully and timely to comply with all of its obligations under this Agreement.

         Section 7.5.      Investments.

         Neither the Borrower nor any of its subsidiaries shall lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person except for Permitted Investments.

         Section 7.6.      Financial Covenants.

         The  Borrower,   on  a   consolidated   basis  with  its   consolidated
subsidiaries, shall not:

         (a) As of the end of each fiscal quarter, cause or suffer its Net Worth to be less than the following amounts during the applicable periods indicated below:

Period                                      Amount

Closing Date to June 29, 1999      $2,500,000

June 30, 1999 to June 29, 2000     $2,500,000 plus 50% net income
                                   for the fiscal year ended June 30, 1999

June 30, 2000 to June 29, 2001     $2,500,000 plus 50% cumulative net income
                                   for the fiscal years ended June 30, 1999 and
                                   2000

June 30, 2001 to June 29, 2002     $2,500,000 plus 50% cumulative net income
                                   for the fiscal years ended June 30, 1999, 2000 and 2001

June 30, 2002 to June 29, 2003     $2,500,000 plus 50% cumulative net income
                                   for the fiscal years ended June 30, 1999, 2000, 2001, and 2002

June 30, 2003 to June 29, 2004     $2,500,000 plus 50% cumulative net income
                                   for the fiscal years ended June 30, 1999, 2000, 2001, 2002 and 2003

         (b) As of the end of each fiscal quarter, cause or suffer the Fixed Charge Coverage Ratio to be less than 1.5 to 1 for the immediately preceding four fiscal quarters as of each Calculation Date.

         (c) As of the end of each fiscal quarter, cause or suffer the Leverage Ratio to be greater than 2.5 to 1.0 for the immediately preceding four fiscal quarters as of each Calculation Date.

         Section 7.7.      Franchises.

         Neither the Borrower nor any of its subsidiaries shall suffer the final revocation, suspension, material amendment or termination of any franchise, agreement, permit, or license as a result of which it is reasonably likely to suffer a Material Adverse Effect.

         Section 7.8.      Certificated Securities.

         The Borrower shall not issue certificates for any Employee Pledged Shares except upon 30 days' prior written notice to the Agent.

         Section 7.9.      Capital Expenditures.

         The Borrower and its Subsidiaries shall not incur Capital Expenditures in excess of $25,000,000 in the aggregate in any fiscal year plus, for fiscal years occurring after the current fiscal year, the unused portion from the immediately preceding fiscal year beginning with the first fiscal year to occur after the Closing Date.

         Section 7.10.     Transaction with Affiliates.

         Neither the Borrower nor any of its subsidiaries shall enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, subsidiary or Affiliate of such Person other than (a) transactions permitted by Section 7.1, Section 7.2, Section 7.3 or Section 7.5,
(b) normal compensation and reimbursement of expenses of officers and directors,
(c) provision of financial and other services and the sharing of know-how, technology and office space in the ordinary course of business, and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transactions with a Person other than an officer, director, shareholder, subsidiary or Affiliate.

         Section 7.11. Limitation on Restrictions on Subsidiary Dividends and Other Distributions, etc.

         Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) subject to subordination provisions, pay any Indebtedness owed to the Borrower, (c) make loans or advances to the Borrower or
(d) transfer any of its property to the Borrower, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower in accordance with Section 7.5, provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower and (iii) this Agreement and the other Credit Documents.

         Section 7.12      Issuance and Sale of Subsidiary Stock.

         The Borrower will not, except to qualified directors or other nominees (of nominal amounts of stock) where required by applicable law, sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries to any Person other than the Borrower or its Subsidiaries.


                              ARTICLE VIII. DEFAULT

         Section 8.1.      Events of Default.

         Each of the following events shall constitute an "Event of Default" hereunder if such event shall not be remedied within the time period set forth below:

                  (a) The Borrower shall fail to pay (i) any amount of principal (except required prepayments) hereunder or under the Revolving Credit Notes when due and payable, or (ii) any amount of interest or required prepayment of principal or fee required to be paid hereunder, within five days after the date when due and payable;

                  (b) The Borrower or any of the Borrower's Subsidiaries shall fail to pay any Indebtedness in excess of $3,000,000 (other than under this Agreement) when due (whether by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise), shall fail to meet its obligations under the terms of the Borrower Guaranty or any other material guaranty when called upon to do so, or shall fail to perform any material term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Indebtedness or guaranty when required to be performed, if the effect of any such failure is to accelerate, or to permit the holder or holders of such Indebtedness or the trustee under any such agreement or instrument to accelerate, the maturity of such Indebtedness or of any obligation guaranteed by the Borrower, and the Borrower has not cured such failure within the grace period provided by the applicable agreement or instrument, whether or not such holders or trustees elect to exercise such remedy or to waive such failure;

                  (c) Any representation or warranty made by the Borrower or any of its Subsidiaries herein or in any certificate, agreement, instrument, report or statement contemplated by or made or delivered pursuant to or in connection herewith or any other agreement with any of the Banks to which the Borrower or such Subsidiary is a party, shall be, at the time of the making or deemed making of such representation or warranty, incorrect in any material respect;

                  (d) The Borrower or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in (i) Section
         2.6 (as it pertains to Employee Notes), Section 2.8(b), the organizational existence clause of Section 6.2(a), Section 6.4, Section 6.5(a) or Sections 7.1, 7.2, 7.3, 7.5, 7.6, 7.9, 7.11 and 7.12, or (ii)
         any other Section of this Agreement and such failure shall continue for more than 20 days after the Borrower shall have notice, knowledge or reason to know of any cause giving rise to such failure;

                  (e) The Borrower or any of the Borrower's Material Subsidiaries shall generally not pay its debts as they become due or admit in writing its inability generally so to pay its debts, make a material assignment for the benefit of creditors, seek an order for relief in bankruptcy, become insolvent within the meaning of the Federal Bankruptcy Code, petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator, trustee, or similar official (hereinafter "Official") for it or any substantial part of its property, commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction (including, without limitation, the Federal Bankruptcy Code) or there shall be commenced against the Borrower any such proceeding which remains unstayed or undismissed for a period of 60 days, or the Borrower shall consent to, approve of or acquiesce in any such proceeding or the appointment of any such Official;

                  (f) The Borrower or any of the Borrower's Subsidiaries shall suffer the entry of judgment against it by any court of record having jurisdiction over it or any of its properties for the payment of money, if the aggregate of all such judgments outstanding against the Borrower, on a consolidated basis, is in excess of $3,000,000, or shall suffer the issuance of a writ of attachment of any material portion of its assets, and the Borrower shall not discharge the same, fully bond or insure against its discharge, provide for its discharge in accordance with its terms, or procure a stay of execution thereon within 45 days from the date of entry thereof, unless execution thereon is effectively stayed pending further proceedings;

                  (g) Any security interest or lien granted or reaffirmed in the Security Agreement or the Credit Party Pledge Agreement in any material portion of the Collateral shall, in any material respect, for any reason cease to be a valid and perfected security interest, encumbrance or lien having first priority as provided therein;

                  (h) Any Reportable Event (as defined in Section 4043 of ERISA) that requires notification to the PBGC and which the Agent determines in good faith might constitute grounds for the termination of any Plan covered by Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing 45 days after written notice to such effect shall have been given to the Borrower by the Agent, or any such Plan shall be terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any such Plan, or the PBGC shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan, and in any such case the aggregate amount of vested unfunded liabilities under such Plan shall exceed $3,000,000;

                  (i) Defaults under all or substantially all of the Employee Notes have occurred and are continuing;

                  (j) The Borrower Guaranty shall be held invalid or unenforceable against the Borrower, or the Borrower shall deny or disaffirm its obligations thereunder;

                  (k) Except to the extent permitted under this Credit Agreement, the guaranty given by any Subsidiary Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor hereunder or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under such guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such guaranty; or

                  (l)      A Change of Control shall occur.

         Section 8.2.      Acceleration.

         Upon the occurrence of any Event of Default, the Majority Banks, by written notice to the Agent and the Borrower, may terminate the Total Commitments and instruct the Agent to declare the entire Indebtedness of the Credit Parties then outstanding hereunder or under the Notes immediately due and payable (including the payment of cash collateral as additional security for the LOC Obligations) without presentment, demand, protest, notice of protest or any other notice of any kind, all of which are hereby expressly waived. Notwithstanding the foregoing provisions of this section, the entire Indebtedness of the Credit Parties then outstanding hereunder or under the Notes shall become immediately due and payable (and the Borrower shall pay one hundred percent cash collateral as additional security for the LOC Obligations) and the Total Commitments shall terminate, without notice or election of any kind and without need for any action by the Banks or the Agent, if an Event of Default specified in Section 8.1(e) hereof shall occur. The Banks shall have no obligation to make any Loans or disburse any loan proceeds during the existence of any Event of Default or Incipient Default.

         Section 8.3.      Right of Setoff.

         Upon the occurrence and during the continuance of any Event of Default not cured in accordance with this Agreement, each of the Banks is hereby authorized at any time and from time to time, without notice to the Credit Parties (any such notice being hereby expressly waived by the Credit Parties), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other Indebtedness at any time owing, by such Bank to or for the credit or the account of any Credit Party against all of the obligations of such Credit Party, irrespective of whether or not the Agent shall have made any demand under this Agreement or the Notes, and although such obligations may be unmatured. All amounts set off by a Bank pursuant to this Section shall be applied to all of the Credit Party's obligations to such Bank, including those under or in connection with this Agreement, and to such Bank's Employee Loan Participation pro rata in accordance with the amount then outstanding under each such obligation. For purposes of this Section, each of the Banks shall be considered to be a "creditor" under the Federal Bankruptcy Code with respect to this Agreement, the Revolving Credit Notes, the Employee Notes and the Borrower Guaranty. The Banks agree to act in good faith and promptly to notify the affected Credit Party after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.


                          ARTICLE IX. AGENCY PROVISIONS

         Section 9.1       Appointment.

         Each Bank hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity, the " Agent") of such Bank to act as specified herein and the other Credit Documents, and each such Bank hereby authorizes the Agent, as Agent for such Bank, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Bank further directs and authorizes the Agent to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents, including specifically without limitation the provisions of Section 7.3 hereof. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Banks and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as Agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         Section 9.2       Delegation of Duties.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 9.3       Exculpatory Provisions.

         The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Bank or by or on behalf of the Credit Parties to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Incipient Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

         Section 9.4       Reliance on Communications.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Banks as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 10.2(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Majority Banks (or to the extent specifically provided in Section 10.10, all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks (including their successors and assigns).

         Section 9.5       Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Default or Event of Default hereunder unless the Agent has received notice from a Bank or a Credit Party referring to the Credit Document, describing such Incipient Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Incipient Default or Event of Default as shall be reasonably directed by the Majority Banks.

         Section 9.6       Non-Reliance on Agent and Other Banks.

         Each Bank expressly acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and credit-worthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         Section 9.7       Indemnification.

         The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Total Commitments (or if the Total Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Total Commitments hereunder.

         Section 9.8       Agent in its Individual Capacity.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

         Section 9.9       Successor Agent.

         The Agent may, at any time, resign upon 20 days' written notice to the Banks, and may be removed, upon show of cause, by the Majority Banks upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Bank hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Agreement and the other Credit Documents and the provisions of this Section 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                            ARTICLE X. MISCELLANEOUS

         Section 10.1.     Rights and Waivers.

         All rights, remedies and powers granted to the Agent or the Banks herein or in any other Credit Document, whether express or implied, shall be cumulative and may be exercised singly or concurrently with such other rights as the Agent or the Banks may have, and shall include, without limitation, the right to apply to a court of equity for any injunction to restrain a breach or threatened breach of this Agreement and all rights as stated in Article VIII hereof. No failure or delay on the part of the Agent or the Banks in exercising any right, power or privilege hereunder or under any other Credit Document, or under applicable law, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver or modification of any right, power or privilege of the Agent or the Banks or of any obligation of the Borrower or any other Credit Party shall be effective unless such waiver or modification is in writing, signed by the Agent or the Banks, as required herein, and then only to the extent set forth therein. A waiver by the Agent or the Banks of any right, power or privilege hereunder or under any other Credit Document on any one occasion shall not be construed as a bar to, or a waiver of, any such right, power or privilege which the Agent or the Banks otherwise would have on any subsequent occasion. Neither the Agent nor the Banks shall have any liability to the Borrower or any other Credit Party for failure to fund any loan on the date set for such funding if such failure is due to forces or circumstances beyond the control of the Banks, including, without limitation, Acts of God, concerted work stoppages, or delays in wire transfer systems.

         Section 10.2.     Binding Effect; Assignment.

                  (a) This Agreement shall bind and inure to the benefit of the parties, their legal representatives, successors and assigns, except that neither the Borrower nor any Guarantor may assign or transfer its rights hereunder or any interests herein without the prior written consent of all the Banks.

                  (b) Each Bank may assign all or a portion of its rights and obligations hereunder (including, without limitation, all or a portion of its Total Commitments or its Loans) to (i) a Bank, (ii) an affiliate of a Bank or (iii) any other commercial bank or financial institution reasonably acceptable to the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (the consent of the Borrower shall not be unreasonably withheld or delayed and such consent shall be deemed given if the Borrower does not notify the assigning Bank and the Agent of any objection within two Business Days after the Borrower has been provided notice of the proposed assignment by the assigning Bank or the Agent); provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Total Commitment of the assigning
         Bank) of the Total Commitments and in integral multiples of $1,000,000 above such amount and (ii) any such assignment shall be of a constant, not varying, percentage of all the assigning Bank's rights and obligations under this Agreement. Upon receipt by the assigning Bank of the Agent's and Borrower's (provided no Default or Event of Default has occurred and is continuing) written consent, the execution and delivery to the Agent of an assignment agreement between the assigning Bank and the assignee, the delivery to the Agent of a transfer fee of $3,500 payable to the Agent for its own account, and the making of any payment by the assignee required by the assigning Bank, this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such assignee, and the assignee shall for all purposes be a Bank party hereto and shall have, to the extent of such assignment, the same rights and obligations as a Bank hereunder. Upon the consummation of any assignment, the assigning Bank shall be relieved from its obligations hereunder to the extent of the obligations so assigned. Notwithstanding anything herein to the contrary, nothing herein shall prevent an assignment by any Bank to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reseve Bank.

                  (c) Each Bank may grant participations in all or any part of its Revolving Credit Loans and may grant subparticipations in all or any part of its Employee Loan Participations to any commercial bank or other financial institution. Each participation shall be in an amount equal to or in excess of $5,000,000. A participant shall not have any rights under this Agreement or any other document delivered in connection herewith (the participant's rights against the Bank in respect of such participation to be those set forth in the agreement executed by the Bank in favor of the participant relating thereto, which agreement with respect to such participation shall not restrict the Bank's ability to make any modification, amendment or waiver to this Agreement without the consent of the participant, except that the Bank may agree with any participant that the Bank will not, without such participant's consent, (i) extend or increase the amount of the Revolving Credit Commitments or the Employee Loan Participations, (ii) agree to extend the final maturity of the Notes, (iii) agree to reduce the principal amount of, or rate of interest on, the Notes, (iv) agree to release any material portion of the collateral or Employee Pledged Shares and (v) except as permitted under Section 7.3(a) or (b), agree to release the Borrower or all or substantially all of the Guarantors from its or their respective obligations under the Credit Documents). All amounts payable by the Borrower under this Agreement shall be determined as if a Bank had not sold such participation. The Borrower acknowledges and agrees that any participant described in this Section
         10.2 will, for purposes of Sections 2.12, 2.14, 2.16 and 2.17, be deemed to be a Bank hereunder, provided that such participant shall not be entitled to receive any more than the Bank would have received had such participation not been made. In the event of any such sale by a
         Bank of participating interests to a participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any obligation for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with such Bank in connection with the Bank's rights and obligations under this Agreement.

         Section 10.3.     Severability.

         Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

         Section 10.4.     Interpretation.

         All parties have participated in the drafting of this Agreement, and this Agreement shall be interpreted without reference to any rule of construction providing for interpretation of documents against the Persons drafting them.

         Section 10.5.     Governing Law; Jury Trial.

         This Agreement and the other Credit Documents shall be construed in accordance with and governed by the internal laws of the State of North Carolina, excluding its choice of law rules. The parties hereto (a) individually with respect to each instance and each issue as to which the right to a trial by jury would otherwise accrue, waive and elect not to assert their right to trial by jury on any issue triable of right by a jury to the full extent that any such right shall now or hereafter exist, and certify that no representative or agent of the Agent or the Banks (including without limitation the Agent's counsel) has represented, expressly or otherwise, to any Credit Party that the Agent or the Banks will not seek to enforce this waiver of right to jury trial provision, (b) consent to the jurisdiction of the courts of the State of North Carolina, including its federal district courts, and (c) consent to service of process by registered mail, return receipt requested.

         Section 10.6.     Payment of Expenses and Taxes; Indemnification.

                  (a) The Borrower agrees to pay all out of pocket costs and expenses of the Agent, including the reasonable fees and disbursements of special counsel for the Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes, the Borrower Guaranty, the Employee Pledge Agreements, and any other Credit Document, to pay all reasonable out of pocket costs and expenses of the Banks in connection with the enforcement of this Agreement, the Notes, and any other Credit Document, including reasonable attorneys' fees and disbursements arising in connection therewith (whether or not suit is instituted), and also to pay all reasonable actual out-of-pocket costs of the Banks in connection with any inspections, investigations, or examinations performed under the Security Agreement.

                  (b) The Borrower agrees to indemnify the Agent and the Banks from and against any and all liabilities, losses, damages, penalties, actions, judgments, costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent and the Banks in any litigation, proceeding or investigation instituted or conducted by any Person other than the Borrower with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, any Loans made hereunder, including, without limitation, in connection with the Borrower's servicing role hereunder and any consumer lending or securities law violations arising from or related to the Employee Loans. The Borrower also agrees to pay, and to save the Banks harmless from any delay in paying, all stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Borrower Guaranty, the Employee Pledge Agreements, and any other Credit Document, or any modification hereof or thereof, and all filing and recording fees in connection therewith.

         Section 10.7.     Survival of Representations and Warranties.

         All representations and warranties made in this Agreement and in any certificates or other documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and the making of the Loans hereunder, and the provisions of Section 10.6 shall survive payment of the Notes.

         Section 10.8.     Notices.

         All notices, requests and demands to or upon any party hereto shall be deemed to have been given or made when delivered by hand, when sent by telecopier or telegram or when mailed, first-class, postage prepaid, addressed to such party as follows or to such other address as may be hereafter designated in writing by such party to the other parties hereto:

                  (a)      if to the Agent, to:

                           NationsBank, N.A.
                           Corporate Bank
                           6th Floor
                           6610 Rockledge Drive
                           Bethesda, Maryland 20817
                           Attention: Michael R. Heredia
                                          Senior Vice President

                  with a copy to:

                           Ret Taylor
                           Agency Services
                           NationsBank, N.A.
                           101 North Tryon Street
                           15th Floor
                           Charlotte, NC 28255

                  (b)      if to the Borrower or the Subsidiary Guarantors, to:

                           Watson Wyatt & Company
                           6707 Democracy Blvd., Suite 800
                           Bethesda, Maryland  20817
                           Attention: Eric B. Schweizer
                                         Treasurer

                  with copies to:

                           Walter W. Bardenwerper, Esq.
                           General Counsel
                           Watson Wyatt & Company
                           6707 Democracy Blvd., Suite 800
                           Bethesda, Maryland  20817

                  (c) if to any Bank, to its address set forth below its name on the signature pages hereof, with a copy to the Agent.

         Section 10.9.     Execution.

         This Agreement may be executed by the parties hereto individually or in any combination of the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

         Section 10.10.             Amendments.

         Neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Majority Banks and the Borrower, provided, however, that:

         (a) without the consent of each Bank affected thereby, neither this Agreement nor any of the other Credit Documents may be amended to

                        (i) extend the final maturity of any Loan or the time of
                  payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any principal amortization payment of any Loan, or any portion thereof,

                       (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any increase in interest rates after the occurrence of an Event of Default or on account of a failure to deliver financial statements on a timely basis) thereon or fees hereunder,

                      (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                       (iv) increase the Revolving Credit Commitment or Employee
                  Loan Participation of a Bank over the amount thereof in effect, except as provided in Section 2.8(d) (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the Revolving Credit Commitment or Employee Loan Participation of any Bank),

                        (v) except as  permitted  under  Section  7.3(a) or (b),
                  release the Borrower or all or substantially all of the Subsidiary Guarantors from its or their respective obligations under the Credit Documents,

                       (vi) except as the result of or in connection with a disposition permitted under Section 7.3(b), release all or substantially all of the Collateral,

                      (vii) amend, modify or waive any provision of this Section
                  10.10 or Section 2.8(d),  2.12,  2.13, 2.14, 2.15, 2.16, 2.17,
                  8.1(a), 10.6 or 10.7,

                     (viii) reduce any percentage specified in, or otherwise modify, the definition of Majority Banks, or

                       (ix) consent to the assignment or transfer by the Borrower of any of its rights and obligations under
           (or in respect of) the Credit Documents except as permitted thereby;

                  (b)      without the consent of the Agent, no provision of
             Section 9 may be amended;

                  (c) without the consent of the Issuing Bank, no provision of Section 2.5 may be amended.

         Notwithstanding the fact that the consent of all the Banks is required in certain circumstances as set forth above, (x) each Bank is entitled to vote as such Bank sees fit on any bankruptcy reorganization plan that affects the Loans, and each Bank acknowledges that the provisions of Section 1126(c) of the Federal Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Majority Banks may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         Section 10.11.             Relationship of the Parties.

         This Agreement provides for the making of loans by the Banks, in their capacity as Banks, to the Borrower, and for the payment of interest and repayment of principal by the Borrower to the Banks. The relationship between the Banks (including, throughout this Section, the Agent) and the Borrower is limited to that of creditors/secured parties, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants, delivery of financial statements, and financial inspections, investigations, audits, or examinations are intended solely for the benefit of the Banks to protect their interests as lenders in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Banks to act as financial or business advisors or consultants to the Borrower, as permitting or obligating any Bank to control the Borrower or to conduct the Borrower's operations, as creating any fiduciary obligation on the part of the Banks to the Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in
Section 10.5 for waiver of trial by jury. The Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to apply to the Banks for credit and to execute and deliver this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be duly executed and delivered as of the date stated on the first page hereof.

BORROWER
                                              WATSON WYATT & COMPANY
                                              (d/b/a Watson Wyatt Worldwide),
                                              a Delaware corporation

ATTEST: /s/ Walter W. Bardenwerper            By:    /s/ Barbara L. Landes
Name: Walter W. Bardenwerper                  Name:  Barbara L. Landes
Title:    Secretary                           Title:    Vice President and
                                                        Chief Financial Officer


SUBSIDIARY GUARANTOR                          WATSON WYATT INVESTMENT
                                              CONSULTING, INC.,
                                              a Delaware corporation


ATTEST:    /s/ Walter W. Bardenwerper         By:    /s/ Barbara L. Landes
           Name: Walter W. Bardenwerper       Name:  Barbara L. Landes
           Title:    Secretary                Title:   Chief Financial Officer


SUBSIDIARY GUARANTOR                          WYATT DATA SERVICES, INC.,
                                              a Delaware corporation

ATTEST:    /s/ Walter W. Bardenwerper         By:    /s/ Eric B. Schweizer
           Name: Walter W. Bardenwerper       Name:  Eric B. Schweizer
           Title:    Secretary                Title:    Treasurer


SUBSIDIARY GUARANTOR                          WATSON WYATT INTERNATIONAL, INC.,
                                              a Nevada corporation


ATTEST:    /s/ Walter W. Bardenwerper         By:  /s/ Eric B. Schweizer
           Name: Walter W. Bardenwerper       Name:  Eric B. Schweizer
           Title:    Secretary                Title:    Treasurer

BANKS                                NATIONSBANK, N.A., as a Bank and as Agent


                                       By:  /s/ Michael R. Heredia
                                            Name:    Michael R. Heredia
                                            Title:   Senior Vice President

                                            All Administrative Notices:

                                            Address: NationsBank, N.A.
                                                     101 North Tryon Street
                                                     15th Floor
                                                     Charlotte, NC 28255
                                               Telephone:        (704) 388-1108
                                               Telecopy:         (704) 388-9436
                                               Attention:       Ret Taylor
                                                                Agency Services

                                            All Other Notices:

                                            Address: 6610 Rockledge Drive
                                                     MD2-600-06-13
                                                     Bethesda, MD 20817
                                              Telephone:        (301) 571-0724
                                              Telecopy:         (301) 571-0719
                                         Attention:      Michael R. Heredia,
                                                         Senior Vice President



                           Revolving Credit Commitment: $19,395,833.34
                           Employee Loan Participation:    $  5,104,166.66
                           Total Commitment:              $24,500,000.00

                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as a Bank and as Co-Agent


                                       By: /s/Robert J. Giannone
                                      Name: Robert J. Giannone
                                     Title: Assistant Vice President

                                     Administrative Notices:
                                     Address: 1600 Market Street
                                              21st Floor
                                              Philadelphia, PA  19103
                                              Telephone:        (215) 585-5286
                                              Telecopy:         (215) 585-6037
                                              Attention:        Barbara Walsh,
                                                             Loan Administrator

                                             All Other Notices:
                                             Address: 1600 Market Street
                                                      21st Floor
                                                     Philadelphia, PA  19103
                                             Telephone:        (215) 585-7630
                                             Telecopy:         (215) 585-5972
                                          Attention:        Robert J. Giannone
                                                       Assistant Vice President



                              Revolving Credit Commitment:    $17,812,500.00
                              Employee Loan Participation:    $ 4,687,500.00
                              Total Commitment:               $22,500,000.00

                                      COMERICA BANK,
                                      as a Bank and as Co-Agent


                                       By:          /s/ Dan M. Roman
                                       Name:        Dan M. Roman
                                       Title:       Vice President

                                      Administrative Notices:

                                      Address: U.S. Banking East
                                               500 Woodward Avenue
                                               9th Floor, MC 3280
                                               Detroit, MI  48275-3280
                                      Telephone:        (313) 222-3678
                                      Telecopy:         (313) 222-3330
                                      Attention:        Diana Pascoe,
                                                        Customer Assistant

                                      All Other Notices:
                                      Address: U.S. Banking East
                                               500 Woodward Avenue
                                               9th Floor, MC 3280
                                               Detroit, MI  48275-3280
                                              Telephone:        (313) 222-3803
                                              Telecopy:         (313) 222-3330
                                              Attention:        Dan M. Roman,
                                                           Vice President

                              Revolving Credit Commitment:    $17,812,500.00
                              Employee Loan Participation:    $ 4,687,500.00
                              Total Commitment:               $22,500,000.00

                                FIRST UNION NATIONAL BANK,
                                as a Bank and as Co-Agent


                                       By:  /s/Barbara K. Angel
                                      Name: Barbara K. Angel
                                     Title: Vice President

                                     All Notices:

                                     Address: 1970 Chain Bridge Road
                                              3rd Floor
                                              McLean, VA  22102
                                    Telephone:        (703) 760-5369
                                    Telecopy:         (703) 760-5457
                                    Attention:        Barbara Angel
                                                      Vice President



                                Revolving Credit Commitment:    $17,812,500.00
                                Employee Loan Participation:    $ 4,687,500.00
                                Total Commitment:               $22,500,000.00

                                    CRESTAR BANK


                                       By: /s/Nancy R. Petrash
                                      Name:  Nancy R. Petrash
                                     Title:  Senior Vice President

                                    Administrative Notices:

                                    Address: 1445 New York Avenue, NW
                                             Washington, DC  20005
                                    Telephone:        (202) 879-6395
                                    Telecopy:         (202) 879-6137
                                    Attention:        Linda Jameson

                                    All Other Notices:

                                    Address: 1445 New York Avenue, NW
                                             5th Floor
                                             Washington, DC  20005
                                    Telephone:        (202) 879-6432
                                    Telecopy:         (202) 879-6137
                                    Attention:        Nancy R. Petrash



                                Revolving Credit Commitment:     $11,083,333.33
                                Employee Loan Participation:     $ 2,916,666.67
                                Total Commitment:                $14,000,000.00

                               THE BANK OF NOVA SCOTIA


                               By:   /s/J.W. Campbell
                               Name:  J.W. Campbell
                               Title:  Unite Head

                               Administrative Notices:
                               Address: One Liberty Plaza
                                        24th Floor
                                        New York, NY  10006
                               Telephone:        (212) 225-5064
                               Telecopy:         (212) 225-5145
                               Attention:        Karen Arthur
                               All Other Notices:
                               Address: One Liberty Plaza
                                        26th Floor
                                        New York, NY  10006
                               Telephone:        (212) 225-5159
                               Telecopy:         (212) 225-5090
                               Attention:        Tim Finneran


                               Revolving Credit Commitment:     $11,083,333.33
                               Employee Loan Participation:     $ 2,916,666.67
                               Total Commitment:                $14,000,000.00

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE


$__________.00                                             Bethesda, MD
                                                           June 30, 1998

     FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of ______________________, and its successors and assigns, on or before June 30, 2003 to the office of the Agent in immediately available funds as provided in the Credit Agreement, the principal amount of __________ DOLLARS ($__________.00) or the aggregate unpaid principal amount of all Revolving Credit Loans owing to such Bank, together with interest thereon at the rates and as provided in the Credit Agreement. This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of June 30, 1998 (as amended and modified, the "Credit Agreement") among Watson Wyatt & Company, a Delaware corporation, the Subsidiary Guarantors and Lenders identified therein and NationsBank, N.A., as Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. The holder may endorse and attach a schedule to reflect borrowings evidenced by this Revolving Credit Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby. Upon the occurrence of an Event of Default, all amounts evidenced by this Revolving Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Revolving Credit Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees. This Revolving Credit Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

     This Revolving Credit Note shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina. In WITNESS WHEREOF, the undersigned Borrower has caused this Revolving Credit Note to be duly executed as of the date first above written.

                                                     WATSON WYATT & COMPANY,
                                                     a Delaware corporation


ATTEST:                                     By:
Name:        Walter W. Bardenwerper         Name:    Barbara L. Landes
Title:       Secretary                               Title: Vice President and
                                                      Chief Financial Officer

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

Name: __________________                                  Bethesda, MD
Office:_________________                                  June 30, 1998
$-----------------------

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of NATIONSBANK, N.A. (the "Agent"), at ______________, __________________________ or at such other address as the Agent shall subsequently state to the undersigned in writing, the principal sum of _______________________________/100 U.S. DOLLARS (U.S. $_________), plus interest on the unpaid balance thereof at a fluctuating rate per annum equal to the Applicable Rate. Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be [or if the Federal Funds Rate (defined below) shall then apply, 360 days], for the period commencing with the date hereof and ending on the date on which this Note has been paid in full. Interest shall be payable quarterly in arrears, commencing on ____________________ for the first calendar quarter ending after the date hereof and continuing on the 3rd business day of the month immediately following each calendar quarter occurring thereafter, and on the Maturity Date. For purposes hereof, the "Applicable Rate" means (i) for all periods prior to and including January 5, 2001, the Adjusted Base Rate and (ii) for all periods thereafter (a) if no Cash Flow Deficiency exists as of the immediately preceding Calculation Date, the Adjusted Base Rate and (b) if a Cash Flow Deficiency exists as of the immediately preceding Calculation Date, the Prime Rate. "Adjusted Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1.0% or (b) the Prime Rate in effect on such day, minus 1.0%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Adjusted Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively. "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day, provided that (A) if such day is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day and (B) if no such rate is so published on such next succeeding business day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent. "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the business day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor. "Calculation Date" means the last day of each fiscal quarter of Watson Wyatt & Company. A "Cash Flow Deficiency" shall exist at any time when the Leverage Ratio of the Watson Wyatt & Company, on a consolidated basis, is 2.5 or greater, as more fully described in the Loan Documents referenced below. Principal hereunder shall be payable in seven consecutive annual installments of (U.S. $_____________) each on the 30th day of each September hereafter beginning September 30, 199__. This Note shall mature on September 30, ________ (the "Maturity Date"); provided however, that this Note shall mature on the earlier of (a) one calendar year after termination (whether voluntary or involuntary) of the undersigned from Watson Wyatt & Company or any of its subsidiaries or affiliates (such termination is, hereinafter, a "Termination"), or (b) immediately upon the sale of the common stock securing payment of this Promissory Note, if either such date is earlier than the Maturity Date. Whenever any principal of or interest on this Note shall not be paid when due, whether at the stated maturity or by acceleration or otherwise, interest on such unpaid amounts shall thereafter [and in the case of late principal payments, 50 days thereafter if no other default shall then exist under this Note or under any other Loan Document (as such term is defined hereinafter)] be payable at a rate per annum equal to two (2) percentage points above the stated rate of interest under this Note until such amounts shall be paid, but in no event shall the rate of interest payable hereon exceed the highest rate allowed by law. Payments shall be made in lawful money of the United States and in immediately available funds and shall be applied first to interest, then to principal. The undersigned may prepay the principal hereof, in whole or in part, at any time without penalty, provided, however, that any prepayments of principal shall be applied against the installments of principal hereunder in their inverse order of maturity. Whenever this Note, or any other liability of any of the undersigned to the Agent matures, whether at the stated maturity or by acceleration or otherwise, the Agent may set-off against the balance hereof any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with or held by, or in the possession of, the Agent, to the credit of or for the account of the undersigned, without notice to or consent by the undersigned. The undersigned promptly shall provide such financial, operational or business information in each instance and in such form as the Agent in its sole discretion shall require. This Note is secured by, among other things, common stock of Watson Wyatt & Company purchased or refinanced with the proceeds of the loan evidenced by this Note and as provided by a certain stock pledge agreement from the undersigned to the Agent dated this date, and this Note is entitled to the benefits of said stock pledge agreement, including, without limitation, waiver by the undersigned of demand, presentment, protest, and other notices, all as provided in the stock pledge agreement. Upon failure of the undersigned to pay any payment hereon in full when due, or the failure of the undersigned to perform or comply with any of the provisions hereof and/or any of the provisions of any pledge agreement, guaranty, or any other document previously, simultaneously or hereafter executed and delivered by the undersigned to the Agent in connection with this Note (collectively, and including without limitation that certain Credit Agreement dated June 30, 1998, as amended, among Watson Wyatt & Company, the Subsidiary Guarantors identified therein, the banks party thereto and NationsBank, N.A., as Agent, the "Loan Documents"), or the occurrence of a default on the part of the undersigned or Watson Wyatt & Company under any of the Loan Documents; or if any information contained in any financial statement, application, schedule, report or any other document delivered by the undersigned or any other party in connection with the obligations of the undersigned or such other party omitted to state any material fact or any fact necessary to make such information not misleading; or if any judgment shall be entered against the undersigned; or if an attachment shall be levied against any assets of the undersigned in the possession of the Agent; or if the undersigned shall become the subject of any bankruptcy or insolvency proceeding; or if any event other than Termination shall occur that Watson Wyatt & Company may, under Section 9.4 of its Bylaws, treat as an offer to sell the shares of common stock securing this Note; or if the Agent shall in good faith deem itself insecure or unsafe as a result of acts or events which bear upon the financial condition of the undersigned or the repayment of this Note, then the entire unpaid principal balance hereof plus accrued and unpaid interest thereon shall, at the option of the Agent, mature and become immediately due and payable without presentment, demand, protest, notice of protest or any other notice of any kind, all of which are hereby expressly waived. The undersigned hereby agrees to pay, in addition to all other sums or money due, all costs of collection and reasonable attorneys' fees, whether suit be brought or not, if this Note is not paid in full when due, whether at the stated maturity or by acceleration. The undersigned hereby certifies to Agent that the proceeds hereof are not to be used in whole or in part for personal, family or household purposes, but only for the purpose of financing and/or refinancing the purchase of common stock of Watson Wyatt & Company.

     This instrument is an instrument under seal and shall be governed in all respects by the laws of the State of North Carolina, excluding its choice of law rules. The undersigned hereby consents to the jurisdiction of the courts of North Carolina, including the federal district court, and consents to service of process by registered mail, return receipt requested. The undersigned further specifically consents to venue in Mecklenburg County, North Carolina.

Witness:__________________ Signed:__________________ (Seal)
           (Signature)

Name:____________________  Name:___________________
         (Print or Type)                    (Print or Type)

                                    EXHIBIT C

                           FORM OF GUARANTY AGREEMENT
     IS GUARANTY AGREEMENT, dated as of June 30, 1998 (the "Guaranty"), is given by WATSON WYATT & COMPANY, a Delaware corporation (the "Guarantor"), to NATIONSBANK, N.A., a national banking association, as Agent for the Banks party to the Credit Agreement referred to below (the "Agent"). All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.


                              W I T N E S S E T H :

     WHEREAS, the Guarantor, as borrower and otherwise, is a party to that Credit Agreement, dated as of the date hereof, among the Guarantor, the Agent and the Banks named therein (as the same may be amended, modified or extended, the "Credit Agreement"); and WHEREAS, in consideration of and to induce advances made or to be made, or other financial accommodations from time to time afforded or to be afforded, to or at the request of the individuals listed on Exhibit A attached hereto, as such Exhibit may be amended from time to time upon the making of additional advances to or for the benefit of persons employed by the Guarantor or its affiliates or subsidiaries (each such person individually an "Employee Borrower" and all collectively the "Employee Borrowers"; in addition, such term shall mean and include all entities eligible to purchase shares of common stock of the Guarantor and to or for the benefit of whom Employee Loans are made under the Credit Agreement), such advances or other financial accommodations being for the purpose of financing the purchase from the Guarantor of stock of the Guarantor, the Guarantor has agreed to guarantee the performance of the obligations of the Employee Borrowers under the Employee Notes issued pursuant to the Credit Agreement; NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

     1. Guaranty of Liabilities. The Guarantor hereby unconditionally guarantees and becomes surety for the full and prompt payment to the Agent and the Banks at maturity, whether by acceleration or otherwise, and at all times thereafter, and upon a Default hereunder, of the Employee Loans and all indebtedness, obligations and liabilities of the Employee Borrowers to the Agent and the Banks, whether now existing or hereafter created or arising, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, arising out of the financing by the Agent and the Banks of the acquisition by the Employee Borrowers of any shares of stock issued or to be issued by the Guarantor (all of which are hereinafter called the "Guaranteed Debt").

     In the event any Employee Borrower shall at any time fail to pay the Agent or any Bank any principal of or interest on or other sums constituting any Guaranteed Debt at its maturity, whether by acceleration or otherwise, or in the event of any Default hereunder as defined herein, the Guarantor promises to pay such amount to the Agent and such Bank forthwith on demand, in the same manner as if the Guaranteed Debt constituted the direct and primary liability of the Guarantor, this being a guaranty of payment rather than of collection.

     2. In the Event of a Default. In case of the occurrence of a default under the terms of any Employee Borrower's note evidencing Guaranteed Debt, any Employee Borrower's pledge agreement providing security for Guaranteed Debt, or any other document or instrument pertaining thereto, or in case of the death or incompetence of any Employee Borrower, or in case any dissolution, liquidation, bankruptcy, reorganization, receivership, assignment, debt arrangement or other proceeding under any bankruptcy or insolvency law or procedure is instituted by or against an Employee Borrower, each of such events or occurrences constituting a "Default" hereunder, all Guaranteed Debt of such Employee Borrower shall at the option of the Agent and the Banks immediately become due and payable from the Guarantor; and in any such event the Guarantor hereby authorizes the Agent and the Banks, without notice or demand, to advance a Revolving Credit Loan, as defined in the Credit Agreement, for the account of the Guarantor or to appropriate and apply any property, balances, credits, deposits, accounts or moneys of the Guarantor then in the possession of the Agent, or standing to the credit of the Guarantor, to the payment of such Guaranteed Debt. In the event of the occurrence and continuance of any Event of Default under and as defined in the Credit Agreement, all Guaranteed Debt of all Employee Borrowers shall at the option of the Agent and the Banks become immediately due and payable, irrespective of whether there exists a default under any note issued by a Employee Borrower.

     3. Agreements and Waivers. The Guarantor hereby (a) agrees (i) to any modifications of any terms or conditions of any Guaranteed Debt and/or to any extensions or renewals of time of payment or performance by any Employee Borrower or the Guarantor; and (ii) that it shall not be necessary for the Agent to resort to legal remedies against any Employee Borrower, or against any collateral, before proceeding against the Guarantor; (b) waives notice of any election, acceptance, demand, protest, notice of protest and notice of default, presentment for payment, diligence in collection, and waives, to the extent permitted by law, all benefit of valuation, appraisement, and all exemptions under the laws of the North Carolina, and/or any other state or territory of the United States; (c) agrees, if any Guaranteed Debt is not paid in accordance with the terms hereof, to pay, in addition to all other sums of money due, all costs of collection including costs of suit and (whether or not suit is brought) the Agent's and the Banks' reasonable attorneys' fees and disbursements; (d) agrees that the Agent and the Banks shall have no obligation to verify the signature of the Employee Borrower on any note, pledge agreement or other document delivered in connection with any Guaranteed Debt; and (e) agrees that the Guarantor's liability hereunder shall in no way be affected or impaired by the failure of such note, pledge agreement or other document to be valid, binding or enforceable as against such Employee Borrower.

     4. Certain Rights of the Agent and the Banks. The Guarantor's liability hereunder shall in no way be affected or impaired by any of the following (any or all of which may be done or omitted by the Agent or the Banks without notice to anyone and irrespective of whether the Guaranteed Debt shall be increased or decreased thereby), namely: (a) any acceptance by the Agent or the Banks of any security or collateral for, or other guarantors or obligors upon, any Guaranteed Debt; (b) any compromise, settlement, surrender, release, discharge, renewal, extension, alteration, exchange, sale, pledge or other disposition of, or substitution for, or indulgence with respect to, or failure, neglect or omission to realize upon, or to enforce, exercise or perfect any liens or right of appropriation or other rights with respect to any Guaranteed Debt or any security or collateral therefor, or any claims against any person or persons primarily or secondarily liable thereon; (c) the granting of credit from time to time by the Agent or any Bank to any Employee Borrower in excess of the amount, if any, to which the right of recovery under this Guaranty may be limited; or
     (d) any act of commission or omission of any kind or at any time upon the part of the Agent or any Bank with respect to any matter whatsoever other than the execution and delivery by the Agent or any Bank to the Guarantor of an express written release or cancellation of this Guaranty. The Agent shall have the right to determine how, when and what application of payments and credits, if any, whether derived from a Employee Borrower or any other source, shall be made on the Guaranteed Debt, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to the Agent or any Bank. This Guaranty is secured by the Collateral as defined in the Credit Agreement.

     5. No Waiver, Etc. No postponement or delay on the part of the Agent or any Bank in the enforcement of any right hereunder shall constitute a waiver of such right, and all rights of the Agent and the Banks hereunder shall be cumulative and not alternative and shall be in addition to any other rights granted to the Agent or any Bank in any other agreement, or by Law. If any provision hereof shall be or shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable and this Guaranty shall be so construed.

     6. Continuing Guaranty. This Guaranty shall continue in force in any event for so long as any Employee Borrower shall be indebted to the Agent and the Banks, and thereafter until the Agent and the Banks shall have actually received written notice of the termination hereof from the Guarantor and until all Guaranteed Debt incurred or contracted before receipt of such notice shall have been fully and finally paid plus interest, costs, and attorneys' fees as above described, it being contemplated that the Employee Borrowers may borrow, repay and subsequently borrow money from, or become indebted to, the Agent and the Banks from time to time, and the Guarantor, not having given notice of the termination hereof as herein provided for, shall be deemed to have permitted this Guaranty to remain in full force and effect with respect to such additional or subsequent Guaranteed Debt.

     7. Agent Has No Duty to Advise; Waiver. The Guarantor assumes the risk for its failure to be and keep informed of the financial condition of the Employee Borrowers and of all other circumstances bearing upon the risk of non-payment and non-performance of the Guaranteed Debt; and the Agent and the Banks shall have no duty to advise the Guarantor of information known to the Agent or any Bank regarding such condition or any such circumstances. Furthermore, the Guarantor hereby waives any defense based on the failure of the Agent to conduct a credit review of an Employee Borrower prior to making or during the existence of any Employee Loan.

     8. Subordination; Rescission. The Guarantor agrees that all claims of the Guarantor against any and all of the Employee Borrowers, whether now existing or hereafter arising, are and shall be at all times subject and subordinate to the Guaranteed Debt, for so long as any Guaranteed Debt or such claim or claims shall exist. The Guarantor waives all rights of subrogation that it might have arising out of this Guaranty. The Guarantor agrees that it shall not, without the prior written consent of the Agent:
     (a) receive any payment of or collect, in whole or in part, or sue upon, any claim or claims now or hereafter existing which the Guarantor may hold against the Employee Borrower; or (b) enforce any lien which the Guarantor may now or in the future have on any of the Employee Borrowers' properties, real or personal, as security for the payment of any debt or claim owing by any Employee Borrower to the Guarantor. The liability of the Guarantor hereunder shall be reinstated and revived and the rights of the Agent and the Banks shall continue if and to the extent that for any reason any payment by or on behalf of any Employee Borrower or the Guarantor is rescinded or must be otherwise restored by the Agent or any Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, provided, however, that if the Agent or any Bank chooses to contest any such matter at the request of the Guarantor, the Guarantor agrees to indemnify and hold the Agent and any such Bank harmless with respect to all costs (including, without limitation, attorneys' fees) of such litigation. If any Employee Borrower becomes a debtor in a case under the Federal Bankruptcy Code and the Guarantor is an "insider" as defined in such Code, the Guarantor agrees, upon request by a debtor-in-possession or trustee (collectively "Official") for such Employee Borrower, to pay to the estate of such Employee Borrower an amount equal to any amount of Guaranteed Debt previously paid to the Agent or any Bank by such Employee Borrower and reasonably contended by such official to be avoidable under
     Section 547 of such Code.

     9. Miscellaneous. This Guaranty shall be governed in all respects by the internal laws of the State of North Carolina but excluding its choice of law rules and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. This Guaranty, together with the Credit Agreement and the other documents executed thereunder (collectively, as the same may be modified or amended, the "Credit Documents"), constitute the entire agreement of the Agent on behalf of itself and the Banks and the Guarantor with respect to its subject matter, superseding and replacing any previous guaranty and applicable to all obligations guaranteed by the Guarantor under any previous guaranty as well as to all subsequently incurred Guaranteed Debt, and no provision hereof may be modified, altered, amended or waived except by a writing executed by the person against whom it is sought to be applied or enforced. All parties have participated in the drafting of this Guaranty, and this Guaranty shall be interpreted without reference to any rule of construction providing for interpretation of documents against the Persons drafting them. This Guaranty may be executed by the parties hereto individually or in any combination of the parties hereto in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Guaranty.

     10. Venue, Etc. The Guarantor and the Agent agree that, at the option of the Agent, all litigation arising out of this Guaranty shall be in the local or federal courts located in the State of North Carolina, and the Guarantor hereby waives any defense of inconvenient forum. The Guarantor and the Agent further agree that process may be served upon any party hereto by certified or registered mail, return receipt requested, directed to such party at its address stated in the Credit Agreement, and each party waives any defense of insufficiency of service with respect to process so served. The Guarantor and the Agent further agree that, because of the complexities of commercial transactions and the need for expeditious resolution of disputes, any litigation arising out of this Guaranty shall be before a court sitting without a jury, and both parties hereby waive trial by jury in all such litigation, after having received the advice of their respective independent counsel.

     11. Limitation on Obligations. Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of the Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     WITNESS the due execution hereof with the intent of being legally bound as of the date stated on the first page hereof.


                                              WATSON WYATT & COMPANY,
                                              a Delaware corporation,


ATTEST:__________________________             By:_________________________
Name:      Walter W. Bardenwerper                Name:    Barbara L. Landes
Title:     Secretary                             Title:   Vice President and
                                                    Chief Financial Officer

                                    EXHIBIT A
                                       TO
                               GUARANTY AGREEMENT

                          [To be supplied by Guarantor)

                                   EXHIBIT D-1

                                    Name: ______________________
                                    Home Address: _______________

                                    Date: ______________________


Watson Wyatt & Company
6707 Democracy Blvd.
Bethesda, MD  20817

Attn:  Mr. Walter W. Bardenwerper, General Counsel & Secretary

Gentlemen:

     I have issued a promissory note in the principal amount of $_________ to NationsBank, N.A. (the "Agent"), as agent for itself and certain other banks. That note evidences a loan made to me by the Agent to enable me to purchase, or to refinance the purchase of, ____________ shares of the common stock of Watson Wyatt & Company (the "Company").

     As security for the timely satisfaction of my obligations under the note, I hereby pledge to the Agent all shares purchased or refinanced with the proceeds of the loan as stated above (the "Employee Pledged Shares"), and grant to the Agent a lien on and security interest in those shares and all proceeds thereof. I have not, and I agree that until the note has been paid in full I will not, sell or otherwise dispose of any of the Employee Pledged Shares or create, incur or permit to exist any other pledge, lien, encumbrance, or security interest in the Employee Pledged Shares or their proceeds except as provided in this letter.

     The Agent is authorized to remit the proceeds of my loan directly to the Company. The Company and/or its transfer agent is hereby authorized and directed, upon disbursement by the Agent of the proceeds of my loan, to register on its books my pledge to the Agent of the Employee Pledged Shares, to identify said pledge of the Employee Pledged Shares on all initial and periodic statements and all other statements or notices respecting the Employee Pledged Shares, and to have all pledgee notices and statements respecting the Employee Pledged Shares as well as any and all certificates or any other instruments or documents evidencing my ownership of the Employee Pledged Shares sent directly to the Agent at the following address:


                           NationsBank, N.A.
                           101 North Tryon Street
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attn:    Ret Taylor
                                    Agency Services

     I agree  that the Agent  shall  take and  maintain  possession  of all such
     statements,  notices,  certificates,   instruments  and  documents  in  its
     capacity as pledgee.

     In the event of (i) a default under my note, or (ii) my death, termination of employment, or bankruptcy or the imposition of a lien or attachment on the Employee Pledged Shares as described in Section 9.4 of the Company's Bylaws before all principal and interest payments have been made on the note, I agree and direct that such event may be considered by the Company as an offer to sell the Employee Pledged Shares to the Company or to one or more Eligible Purchasers as of the date of such event under the terms and conditions of Section 9.4 of the Company's Bylaws. ("Eligible Purchaser" as used in this letter has the meaning given to that term in Section 9.9(a) of the Company's Bylaws). I agree to execute all necessary or appropriate instruments and documents, including stock powers and notices or instructions to register stock transfers, to permit the Company to sell the Employee Pledged Shares in accordance with this letter, and I authorize the Agent to give notices or instructions to register stock transfers or to return all certificates for the Employee Pledged Shares, if any, to the Company as necessary to effect such sale. I further agree and direct that the Company shall apply the proceeds of any such sale (a) first, to pay any remaining balance on the note (including principal and interest), (b) second, to pay any other amounts required by applicable law, and (c) third, to me to the extent, if any, of any surplus proceeds. In the event of the sale of the Employee Pledged Shares upon termination of my employment with the Company, the Company may deduct from any sums then due to me from the Company (including without limitation accrued salary and vacation pay, if any) the difference, if any, between the remaining balance on my note and the proceeds of the sale of the Employee Pledged Shares, and the Company may apply the amount so deducted as provided in (a) and (b) above. I agree that I will have no right, either against the Company or against the Agent, to any amounts applied under (a) or (b) above.

     In the event that any or all of the Employee Pledged Shares are sold to one or more Eligible Purchasers prior to repayment of my loan from the Agent, I agree and direct that such Eligible Purchaser(s) shall be directed to remit the purchase price to the Company and that the Company shall apply the proceeds of such sale in the manner provided above. To facilitate the foregoing, I agree and direct that the Company and/or its transfer agent register on its books and identify on all transaction and periodic statements respecting the Employee Pledged Shares the restriction that any purchaser of the Employee Pledged Shares may be required to remit the purchase price directly to the Company to be applied in payment of my indebtedness to the Agent, and I further agree and direct that the following legend shall be placed on all certificates, if any, for the Employee Pledged Shares:

     "In the event the shares represented by this certificate are sold, the purchaser may be required to remit the purchase price directly to the Company to be applied in payment of certain indebtedness of the registered holder to NationsBank, N.A., as agent for itself and certain other banks." You agree to have such legend removed from any certificate if and when you are advised in writing by the Agent that my indebtedness to it has been repaid in full.

     Upon the payment in full of all amounts due under my note issued to the Agent, I understand that with respect to all of the Employee Pledged Shares that have not been sold or otherwise disposed of under the terms of this letter, the Agent will direct the Company and/or its transfer agent to register on its books the release of the Agent's lien on and the foregoing restrictions respecting such Employee Pledged Shares, and will have delivered to me, at its expense, free of liens and encumbrances, and without recourse or representation, all certificates, if any, for such Employee Pledged Shares. I agree that beyond the exercise of reasonable care, the Agent shall have no duty or liability to preserve rights pertaining to the Employee Pledged Shares, and shall be relieved of all responsibility for the Employee Pledged Shares upon issuing a direction to the Company and/or its transfer agent to register the release of its lien on and the foregoing restriction respecting the Employee Pledged Shares and upon surrendering or tendering surrender to me of all certificates, if any, respecting the Employee Pledged Shares.

     I agree that all rights, remedies and powers granted to the Agent in this letter, in my note, in your guaranty of my note, or in any other document previously, simultaneously or hereafter executed and delivered by me or by any other party to the Agent in connection with this letter or my note (collectively, the "Loan Documents"), whether express or implied, shall be cumulative and may be exercised singly or concurrently with such other rights as the Agent may have. I also agree that no failure or delay on the part of the Agent in exercising any right, power or privilege hereunder, under any of the Loan Documents, or under applicable law, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. I further agree that no waiver or modification of any right, power or privilege of the Agent or of any obligation of mine shall be effective unless such waiver or modification is in writing, signed by the Agent, and then only to the extent set forth therein, and I agree that a waiver by the Agent of any right, power or privilege hereunder on any one occasion shall not be construed as a bar to, or a waiver of, any such right, power or privilege which the Agent otherwise would have on any subsequent occasion.

     This letter constitutes a security agreement in favor of the Agent, and I understand that the Agent is entitled to rights and remedies as a secured party under this agreement and applicable law. I authorize and direct you to provide a copy of this letter to the Agent, and I understand that the Agent is relying on this letter, in addition to your guaranty of my note, in making its loan to me.



Witness:_____________________               Signed:_____________________
           (Signature)

Name:    ________________________           Name:_______________________
           (Print or Type)                       (Print or Type)

                                            Tax ID No.:_________________

                                   EXHIBIT D-2


                                      Name:

                                    Address:





                                      Date:



Watson Wyatt & Company
6707 Democracy Blvd.
Bethesda, MD  20817

Attn:  Mr. Walter W. Bardenwerper, General Counsel & Secretary

Gentlemen:

     The undersigned employee [Employee Name] (the "Employee") has issued a promissory note in the principal amount of $________ (the "Note") to NationsBank, N.A. (the "Agent"), as agent for itself and certain other banks. The Note evidences a loan made to the Employee by the Agent (the "Loan") for the purpose of financing or refinancing the purchase by the undersigned personal holding company [Personal Holding Company Name] (the "Holding Company") of ___________ shares of the common stock of Watson Wyatt & Company (the "Company").

     As security for the timely satisfaction of all obligations under the Note, the undersigned hereby pledge to the Agent all shares purchased or refinanced with the proceeds of the Loan as stated above (the "Employee Pledged Shares"), and grant to the Agent a lien on and security interest in the Employee Pledged Shares and all proceeds thereof. The undersigned have not, and agree that until the Note has been paid in full they will not, sell or otherwise dispose of any of the Employee Pledged Shares or create, incur or permit to exist any other pledge, lien, encumbrance, or security interest in the Employee Pledged Shares or their proceeds except as provided in this letter.

     The Agent is authorized to remit the proceeds of the Loan directly to the Company. The Company and/or its transfer agent is hereby authorized and directed, upon disbursement by the Agent of the proceeds of the Loan, to register on its books the undersigned's pledge to the Agent of the Employee Pledged Shares, to identify said pledge of the Employee Pledged Shares on all initial and periodic statements and all other statements or notices respecting the Employee Pledged Shares, and to have all pledgee notices and statements respecting the Employee Pledged Shares as well as any and all certificates or any other instruments or documents evidencing ownership of the Employee Pledged Shares sent directly to the Agent at the following address:

                           NationsBank, N.A.
                           101 North Tryon Street
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attn:    Ret Taylor
                                    Agency Services

     The undersigned agree that the Agent shall take and maintain possession of any and all such statements, notices, certificates, instruments and documents in its capacity as pledgee.

     In the event of (i) a default under the Note or (ii) the death, termination of employment, or bankruptcy of the Employee or the imposition of a lien or attachment on the Employee Pledged Shares as described in Section 9.4 of the Company's Bylaws before all principal and interest payments have been made on the Note, such event may be considered by the Company as an offer to sell the Employee Pledged Shares to the Company or to one or more Eligible Purchasers as of the date of such event under the terms and conditions of Section 9.4 of the Company's Bylaws ("Eligible Purchaser" as used in this letter has the meaning given to that term in Section 9.9(a) of the Company's Bylaws). The undersigned agree to execute all necessary or appropriate instruments and documents, including stock powers and notices or instructions to register stock transfers, to permit the Company to sell the Employee Pledged Shares in accordance with this letter, and the Agent is hereby authorized to give notices or instructions to register stock transfers or to return all certificates for the Employee Pledged Shares, if any, to the Company as necessary to effect such sale. The undersigned further agree and direct that the Company shall apply the proceeds of any such sale (a) first, to pay any remaining balance on the Note (including principal and interest), (b) second, to pay any other amounts required by applicable law, and (c) third, to the Employee to the extent, if any, of any surplus proceeds. In the event of the sale of the Employee Pledged Shares upon the Employee's termination of employment as described above, the Company may deduct from any sums then due to the Employee from the Company (including without limitation accrued salary and vacation pay, if any) the difference, if any, between the remaining balance on the Note and the proceeds of the sale of the Employee Pledged Shares, and the Company may apply the amount so deducted as provided in (a) and (b) above. The undersigned agree that they will have no right, either against the Company or against the Agent, to any amounts applied under (a) or (b) above.

     In the event that any or all of the Employee Pledged Shares are sold to one or more Eligible Purchasers prior to repayment of the Loan from the Agent, such Eligible Purchaser(s) shall be directed to remit the purchase price to the Company and that the Company shall apply the proceeds of such sale in the manner provided above. To facilitate the foregoing, the undersigned agree and direct that the Company and/or its transfer agent register on its books and identify on all transaction and period statements respecting the Employee Pledged Shares the restriction that any purchaser of the Employee Pledged Shares may be required to remit the purchase price directly to the Company to be applied in payment of the Employee's indebtedness to the Agent, and the undersigned further agree and direct that the following legend shall be placed on all certificates, if any, for the Employee Pledged Shares:

     "In the event the shares represented by this certificate are sold, the purchaser may be required to remit the purchase price directly to the Company to be applied in payment of certain indebtedness of the registered holder to NationsBank, N.A., as agent for itself and certain other banks."

     Such legend shall be removed from any certificate if and when the Company is advised in writing by the Agent that all indebtedness to the Agent under the Note has been repaid in full.

     Upon the payment in full of all amounts due under the Note issued to the Agent and with respect to all of the Employee Pledged Shares that have not been sold or otherwise disposed of under the terms of this letter, the Agent will direct the Company and/or its transfer agent to register on its books the release of the Agent's lien on and restriction respecting such Employee Pledged Shares, and will have delivered to the Holding Company, at its expense, free of liens and encumbrances, and without recourse or representation, all certificates, if any, for such Employee Pledged Shares. The undersigned agree that beyond the exercise of reasonable care, the Agent shall have no duty or liability to preserve rights pertaining to the Employee Pledged Shares, and shall be relieved of all responsibility for the Employee Pledged Shares upon issuing a direction to the Company and/or its transfer agent to register the release of its lien on and the foregoing restriction respecting the Employee Pledged Shares and upon surrendering or tendering surrender to the Holding Company of all certificates, if any, respecting the Employee Pledged Shares.

     All rights, remedies and powers granted to the Agent in this letter, in the Note, in your guaranty of the Note, or in any other document previously, simultaneously or hereafter executed and delivered by either or both of the undersigned or by any other party to the Agent in connection with this letter or the Note (collectively, the "Loan Documents"), whether express or implied, shall be cumulative and may be exercised singly or concurrently with such other rights as the Agent may have. No failure or delay on the part of the Agent in exercising any right, power or privilege hereunder, under any of the Loan Documents, or under applicable law, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver or modification of any right, power or privilege of the Agent or of any obligation of either or both of the undersigned shall be effective unless such waiver or modification is in writing, signed by the Agent, and then only to the extent set forth therein, and a waiver by the Agent of any right, power or privilege hereunder on any one occasion shall not be construed as a bar to, or a waiver of, any such right, power or privilege which the Agent otherwise would have on any subsequent occasion.

     This letter constitutes a security agreement in favor of the Agent, and the undersigned understand that the Agent is entitled to rights and remedies as a secured party under this agreement and applicable law. The undersigned authorize and direct the Company to provide a copy of this letter to the Agent and understand that the Agent is relying on this letter, in addition to the Company's guaranty of the Note, in making the Loan.

                                                          Employee:

Witness:                                                  Signed:
                  (Signature)                             (Employee Signature)


Name:                                                     Name:
                  (Print or Type)                        (Print or Type)


                                                      Personal Holding
Company:

Witness:                                                 Signed:
                  (Signature)                         (Name of Personal
                                                       Holding Co.)

Name:                                                 Tax ID No.:
           (Type or Print Name)                       (Print or Type)

                                                       By:
                                                        (Employee Signature)

                                                       Name:
                                                       (Type or Print
                                                        Employee Name)

                                    EXHIBIT E


                              EMPLOYEE STOCK POWER


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to



     the  following  shares  of  the  common  stock  of   _________________,   a
     ___________ corporation:

                  No. of Shares                               Certificate No.



     and irrevocably appoints  __________________________________  its agent and attorney-in-fact to transfer all or any part of such common stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

Date:    _____________

                                      By:_____________________________
                                      Name:
                                     Title:

                                    EXHIBIT F

                      TRUTH IN LENDING DISCLOSURE STATEMENT


Creditor:         NationsBank,  N.A., as Agent (the  "Agent")  under that
Credit
                  Agreement  dated  as of June 30,  1998  among  Watson
Wyatt &
                  Company (the "Borrower"), the Subsidiary Guarantors
identified
                  therein,   the  banks  party   thereto   (the   "Banks")
and
                  NationsBank,  N.A.  (the "Agent") (as the same may be
amended,
                  modified,  extended or restated from time to time, the
"Credit
                  Agreement").


ANNUAL
PERCENTAGE RATE      FINANCE CHARGE       Amount Financed    Total of Payments

The cost of your   The dollar amount the  The amount of credit
credit as a yearly credit will cost you.  provided to you or on  The amount you
rate                                      your behalf.           will have paid
                                                                 after you have
                                                                 made all
                                                                 payments as
                                                                 scheduled
    %                  $                        $                      $
------------------------------------------------------------------------------


Your payment schedule will be:

     Except as provided below, 27 interest payments with the first interest payment due April __, 19__ and subsequent interest payments due on the 3rd business day of each July, October, January and April thereafter, until this debt is paid in full, and, except as provided below, seven (7) principal payments of $__________ each, with the first payment due September 30, 19__ and subsequent payments due on September 30 of each year thereafter, with the final payment due September 30, 200__. The amounts of interest payments will vary. Based on the current ANNUAL PERCENTAGE RATE, the largest interest payment will be $_________________ and the smallest interest payment will be $_________________, assuming that principal payments are made in accordance with the foregoing schedule.

     All principal on this loan shall be due on the earlier of (i) one calendar year after termination (whether voluntary or involuntary) of your employment with Watson Wyatt & Company or any of its subsidiaries or affiliates, or (ii) immediately upon the sale of the common stock securing payment of this loan, if either such date is earlier than September 30, 200__.

     The annual percentage rate may increase during the term of this transaction if the Applicable Rate increases. For purposes hereof, "Applicable Rate" means (i) for all periods prior to and including January 5, 2001, the Adjusted Base Rate and (ii) for all periods thereafter (a) if no Cash Flow Deficiency exists as of the immediately preceding Calculation Date, the Adjusted Base Rate and (b) if a Cash Flow Deficiency exists as of the immediately preceding Calculation Date, the Prime Rate. "Adjusted Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1.0% or (b) the Prime Rate in effect on such day, minus 1.0%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Adjusted Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively. "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day, provided that (A) if such day is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day and (B) if no such rate is so published on such next succeeding business day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent. "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the business day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor. "Calculation Date" means the last day of the fiscal quarter of the Borrower. A "Cash Flow Deficiency" shall exist at any time when the Leverage Ratio of the Borrower, on a consolidated basis, is 2.5 or greater. "Leverage Ratio" means the ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA. "Consolidated Funded Debt" means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP and "Funded Debt" means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iii) all obligations of such person issued or assumed as the deferred purchase price of property or services purchased by such person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such person, (iv) the principal portion of all obligations of such person under capital leases, (v) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such person and, without duplication, all draft drawn thereunder (to the extent unreimbursed), (vi) all Funded Debt of another person secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of the proceeds of production from, property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (vii) all guaranty obligations of such person with respect to Funded Debt of another person and (viii) Funded Debt of any partnership or unincorporated joint venture in which such person is a general partner or a joint venturer (but only to the extent to which such person's assets are at risk in such joint venture). "Consolidated EBITDA" means, for any period for the Consolidated Group, the sum of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in the calculation of Consolidated Net Income, the sum of interest expense, income taxes, depreciation and amortization, plus
     (iii) nonrecurring cash and non-cash charges incurred in connection with the Well Spring Joint Venture write-down, determined on a consolidated basis in accordance with GAAP. "Consolidated Net Income" means for any period for the Consolidated Group, net income on a consolidated basis determined in accordance with GAAP. "Consolidated Group" means the Borrower and its consolidated subsidiaries, as determined in accordance with GAAP. "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

     Any increase in the annual percentage rate will take the form of higher quarterly interest payments.

     If your loan were for $3,000.00 at 8% per year for seven (7) years and the rate increased to 9% per year after the first interest payment but prior to the first principal payment, then your quarterly interest payments would increase by $7.50 until the first principal payment had been made, and by something less than $7.50 during subsequent years as the principal amount is paid down and the amount of interest payments decrease.

Security:                  You are giving a security  interest in common stock
                           of Watson Wyatt & Company  purchased
                           or refinanced with the proceeds of this loan.

Late Charge: If an interest payment is late you will be charged interest on such payment at the
Applicable
                           Rate plus 2%,  and if a  principal  payment  is fifty
                           (50) days or more late, you will be charged
interest
                           on such payment at the Applicable Rate plus 2%.

Prepayment:                If you pay off early, you will not have to pay a
                           penalty.

     See  your  contract   documents  for  any  additional   information   about
     nonpayment, default, any required repayment in full before the scheduled date, and prepayment refunds and penalties.

-----------------------------------------------------------------------------

                         Itemization of Amount Financed


         Itemization of Amount Financed of $_________________.


         This entire amount will be paid to Watson Wyatt & Company on your behalf.

------------------------------------------------------------------------------

         I acknowledge receipt of the foregoing Truth in Lending Disclosures.


                                           -----------------------------------
                                          Printed Name:_______________________
                                          Date:______________________________

                                    EXHIBIT G


                          INITIAL TRANSACTION STATEMENT


                            Shares of Common Stock of
                             WATSON WYATT & COMPANY
                            Par Value $1.00 per Share

1.       Registered Owner: [Name, address, and Tax ID No. of owner (Qualified
           Employee, pension plan or personal holding company, as applicable)]

2.       Registered Pledgee:        NationsBank, N.A.
                                    101 North Tryon Street
                                    15th Floor
                                    Charlotte, North Carolina  28255
                                    Attn:   Agency Services

                                    Tax ID No.:  54-0314875

3.       Date of Registration of Transfer and Pledge:

4.       Number of Shares Transferred to Registered Owner:

5.       Number of Shares Pledged to Registered Pledgee:

6. Liens, Restrictions and Adverse Claims: Any purchaser of the subject shares may be required to remit the purchase price directly to Watson Wyatt & Company to be applied in payment of certain indebtedness of the Registered Owner to the Registered Pledgee, as agent for itself and certain other banks.


     THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                                 WATSON WYATT & COMPANY

                                             By:______________________________
                                             Name:____________________________
                                           Title:_____________________________

                                    EXHIBIT H


                         PERIODIC TRANSACTION STATEMENT

                              Dated: ______________

                            Shares of Common Stock of
                             WATSON WYATT & COMPANY
                            Par Value $1.00 per Share


1. Registered Owner: [Name, address, and Tax ID No. of owner (Qualified Employee, pension plan or personal holding company, as applicable)]

2.       Registered Pledgee:        NationsBank, N.A.
                                    101 North Tryon Street
                                    15th Floor
                                    Charlotte, North Carolina  28255
                                    Attn:   Agency Services

                                    Tax ID No.:  54-0314875

3.       Number of Shares Registered to Registered Owner:

4.       Number of Shares Pledged to Registered Pledges:

5. Liens, Restrictions and Adverse Claims: Any purchaser of the subject shares may be required to remit the purchase price directly to Watson Wyatt & Company to be applied in payment of certain indebtedness of the Registered Owner to the Registered Pledgee, as agent for itself and certain other banks.

     THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                              WATSON WYATT & COMPANY

                                                By:___________________________
                                                Name:_________________________
                                                Title:________________________

                                    EXHIBIT I


                 FORM OF AGREEMENT TO EMPLOYEE PLEDGE AGREEMENTS

     In consideration of financial accommodations made by NationsBank, N.A., as Agent for the Banks party to the Credit Agreement referred to below ("Agent"), to or at the request of Watson Wyatt & Company (the "Borrower"), and the mutual covenants contained in that certain Credit Agreement, dated as of June 30, 1998, among the Borrower, the Subsidiary Guarantors identified therein, the Agent and the Banks party thereto (the "Banks"), as said agreement may have been or may be amended from time to time (the "Credit Agreement"), and having reviewed the Employee Pledge Agreements executed and delivered in connection with Employee Loans as identified on the attached schedule (which schedule identifies all Employee Pledge Agreements executed and delivered after ___________________), the Borrower hereby reaffirms its prior acknowledgment of and agreement to certain of the Employee Pledge Agreements, and hereby further acknowledges and agrees to the terms and conditions of each and every one of the Employee Pledge Agreements.

     This Agreement to Employee Pledge Agreements is executed and delivered with the intent that the Borrower shall be bound by each of the Employee Pledge Agreements and that the Agent and the Banks shall rely hereon and thereon in making or participating in Employee Loans.

     Capitalized terms used but not defined herein shall have the meanings stated in the Credit Agreement. As used herein, "Employee Pledge Agreements" shall include any and all amendments to the Employee Pledge Agreements.

                                                     WATSON WYATT & COMPANY

                                                     By:   ___________________
                                                     Name: ___________________
                                                     Title:___________________

                                Exhibit I, Page 2

                           Schedule of Employee Loans
                         and Employee Pledge Agreements


                                                          Number of
            Name            Initial Loan Amount       Shares Pledged     Date

                                    EXHIBIT J

                           FORM OF NOTICE OF BORROWING

TO:      NATIONSBANK, N.A., as Agent
         101 North Tryon Street
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attn:    Ret Taylor
                  Agency Services

RE: Credit Agreement dated as of June 30, 1998 among Watson Wyatt & Company (the "Borrower"), the Subsidiary Guarantors identified therein, the banks party thereto (the "Banks") and NationsBank, N.A., as Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    _____________, 199__


1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2.       Please be advised that:

         ______ (a) the Borrower is requesting Revolving Credit Loans in the amount of $__________ to be funded on ____________, 199__ at the interest  rate option set forth in paragraph
                                    3 below.

                                    Subsequent  to the funding of the requested
                                    Revolving Credit Loans, the aggregate amount
                                    of  outstanding   Revolving   Credit Loans,
                                    together with outstanding LOC Obligations, will be $_________ which is less than or equal to the Aggregate Revolving Credit Commitment.
         ______ (b) the Borrower is requesting that a portion of the current outstanding Revolving Credit Loans in the amount of $__________ be extended or converted at the interest rate option set forth in paragraph 3 below.

         ______ (c) on behalf of the Qualified Employees, the Borrower is requesting Employee Loans in the amount of $__________ to be funded on ____________, 199__.
                           Subsequent to the funding of the requested Employee Loans, the aggregate amount of outstanding Employee Loans will be $_________ which is less than or equal to the Employee Loan Commitment.

                           Subsequent to the funding of each individual Employee Loan, the amount funded in connection with such Employee Loan will not exceed the book value of the shares of stock to be purchased or refinanced with the proceeds of such Employee Loan, as computed in
                           accordance   with   Section   2.1(d)  of  the Credit
                           Agreement.

3. The interest rate option applicable to the requested Revolving Credit Loans (or the extension or conversion of all or part of the existing Revolving Credit Loans), as set forth above, shall be:

         a.       ________ the Base Rate

         b. ________ the Eurodollar Rate plus the Applicable Percentage for an Interest Period of:

                                    ________ one month
                                    ________ two months
                                    ________ three months
                                    ________ six months

4. The representations and warranties set forth in the Credit Documents are true and correct in all material respects as if made on the date hereof and shall be true and correct as of the date of the borrowing (or continuation or conversion thereof).

5. As of the date hereof, no Incipient Default or Event of Default has occurred and is continuing or would be caused by this Notice of Borrowing or the making of Loans requested hereby and no Incipient Default or Event of Default shall exist as of the date of the borrowing (or continuation or conversion thereof).

7. No material adverse effect has occurred in the financial conditio of the Borrower since the Closing Date.

8.       No Margin Stock Event has occurred.

                                                        WATSON WYATT & COMPANY

                                                        By:___________________

Name:__________________
                                                       Title:_________________

                                    EXHIBIT K

                          FORM OF SOLVENCY CERTIFICATE

     The undersigned treasurer of Watson Wyatt & Company, a Delaware corporation ("Watson Wyatt"), is familiar with the properties, businesses, assets and liabilities of Watson Wyatt and is duly authorized to execute this certificate on behalf of Watson Wyatt

     Reference is made to that Credit Agreement dated as of June 30, 1998 among Watson Wyatt, the Subsidiary Guarantors identified therein, the banks party thereto (the "Banks") and NationsBank, N.A., as Agent (the "Agent") (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.

     1. The undersigned certifies that he has made such investigation and inquiries as to the financial condition of Watson Wyatt as he deems necessary and prudent for the purpose of providing this Certificate. The undersigned acknowledges that the Agent and the Banks are relying on the truth and accuracy of this Certificate in connection with making of the Loans under the Credit Agreement.

     2. The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans:

     A. Watson Wyatt has assets having a fair saleable value which exceeds its liabilities.

     B. Watson Wyatt is able to and anticipates that it will be able to meet its debts as they mature.

     C. Watson Wyatt has adequate capital to conduct the business in which it is and proposes to be engaged.

     D. The representations and warranties of Watson Wyatt set forth in the Credit Agreement are true and correct.

     E. No Incipient Default or Event of Default under the Credit Agreement exists or would exist.

     F. The Financial Statements delivered to the Banks pursuant to Section 5.1(k) of the Credit Agreement fairly and completely present the financial condition of Watson Wyatt.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of June, 1998, in his capacity as the treasurer of Watson Wyatt.

                                                 -----------------------------
                                                 Eric B. Schweizer
                                                 Title: Treasurer of Watson
                                                 Wyatt & Company

                                    EXHIBIT L


                            FORM OF JOINDER AGREEMENT


     THIS JOINDER AGREEMENT (the "Agreement"), dated as of ___________________, 1998, is by and between _______________________, a ________________ (the
     "Applicant Guarantor"), and NATIONSBANK, N.A., in its capacity as Agent under that certain Credit Agreement dated as of June 30, 1998 (as amended and modified, the "Credit Agreement") by and among Watson Wyatt & Company, a Delaware corporation, the Subsidiary Guarantors and Banks identified therein and NationsBank, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Applicant Guarantor has indicated its desire to become a Subsidiary Guarantor or is required by the terms of Section 6.13 of the Credit Agreement to become a Subsidiary Guarantor under the Credit Agreement.

     Accordingly, the Applicant Guarantor hereby agrees as follows with the Agent for the benefit of the Banks:

     1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a "Subsidiary Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Subsidiary Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Applicant Guarantor agrees to be bound by all of the terms, provisions and conditions contained in the Credit Documents, including without limitation
     (i) all of the affirmative and negative covenants set forth in Articles VI and VII of the Credit Agreement and (ii) all of the undertakings and waivers set forth in Article IV of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Subsidiary Guarantors, guarantees to each Bank, the Agent and the Issuing Bank as provided in Article III of the Credit Agreement, the prompt payment and performance of the Subsidiary Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof, (B) agrees that if any of the Subsidiary Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Applicant Guarantor will, jointly and severally together with the other Subsidiary Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Subsidiary Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal, (C) grants to the Agent a security interest in its Collateral as referred in, and pursuant to the terms of, the Security Agreement, and

     (D) pledges and grants a security interest to the Agent in the Pledged Stock identified in Schedule A attached hereto and the other Collateral as referred in, and pursuant to the terms of, the Credit Party Pledge Agreement.

     2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto. The information on the Schedules to the Credit Agreement, the Security Agreement and the Credit Party Pledge Agreement are amended to provide the information shown on the attached Schedule A.

     3. The Applicant Guarantor hereby waives acceptance by the Agent and the Banks of the guaranty by the Applicant Guarantor under Article III of the Credit Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

     4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Applicant Guarantor has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Banks, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                      APPLICANT GUARANTOR

                                      By:  ______________________________
                                      Name:
                                      Title:

                                                     Address for Notices:

                                      Attn:
                                   Telephone:
                                    Telecopy:

                                                Acknowledged and accepted:
                                                NATIONSBANK, N.A., as Agent

                                     By:  ______________________________
                                      Name:
                                     Title:

                                   Schedule A

                                       to
                                Joinder Agreement


                       Schedule 1(b) to Security Agreement

                              Intellectual Property



                       Schedule 4(a) to Security Agreement

                             Chief Executive Office



                       Schedule 4(b) to Security Agreement

                             Locations of Collateral



                       Schedule 4(c) to Security Agreement
          Mergers, Consolidations, Change in Structure or Use of Tradenames



                        Schedule 2(a) to Pledge Agreement

                          Description of Pledged Shares


Applicant Guarantor
                            No. of           Certificate
Name of Subsidia           Shares                 No.            Percentage

STATE OF _______________   )
                           )
COUNTY OF _____________    )



         VERIFICATION


     The undersigned, being first duly sworn, deposes and says that he is the treasurer of Watson Wyatt & Company, a Delaware corporation, that he has read the foregoing and to his personal knowledge the matters and statements contained therein are true and accurate.

     This the 30th day of June, 1998.


                                                  ----------------------------


Sworn to and subscribed before me this 30th day of June, 1998.


----------------------------------
         Notary Public


My Commission Expires:

----------------------------------

                                  SCHEDULE 1 to
                                Credit Agreement

                             WATSON WYATT & COMPANY
                           SUBSIDIARIES AND AFFILIATES
LOCATION            NAME                                            OWNERSHIP1
Argentina           Watson Wyatt Argentina S.A. 4                   100%
Australia           Watson Wyatt Australia Pty Ltd                  100%
Australia           WyComp Pty. Limited15                           100%
Belgium             G&H Consulting Actuaries B.V.6                  100%
Belgium             Watson Wyatt S.A.                               50.1%
Brazil              Watson Wyatt Brasil Ltda. 9                     99%
Canada              Watson Wyatt Company Limited                    100%
China: Shanghai     Watson Wyatt China Ltd. 4                       100%
Colombia            Watson Wyatt Colombia S.A. 4                    100%
France              Watson Wyatt S.A.R.L.                           50.1%
Germany             Watson Wyatt GmbH                               50.1%
Germany             Wyatt Bode Grabner GmbH10                       50%
Hong Kong           Watson Wyatt Hong Kong Limited4                 100%
Hong Kong           Watson Wyatt Systems Limited13                  100%
India               Watson Wyatt India Private Limited5             60%
Indonesia           P.T. Watson Wyatt Purbajaga                     60%
Italy               Watson Wyatt S.r.l.                             50.1%
Japan               Watson Wyatt K.K. 4                             100%
Malaysia            Watson Wyatt (Malaysia) Sdn. Bhd. 4             100%
Mauritius           Watson Wyatt Holdings (Mauritius) Limited11     100%
Mexico              Wyatt Internacional, S.A. de C.V. 4             100%
Mexico              Watson Wyatt Mexico, S.A. de C.V. 16            100%
Netherlands         Watson Wyatt B.V.                               50.1%
New Zealand         Retirement Advisory Services (NZ) Limited       100%
New Zealand         Retirement Trustees NZ Limited                  100%
New Zealand         Watson Wyatt New Zealand Limited4               100%
Philippines         Watson Wyatt Philippines, Inc. 2, 4             100%
Puerto Rico         Watson Wyatt Puerto Rico, Inc.                  100%
Singapore           Watson Wyatt Singapore Pte. Ltd. 4              100%
Spain               Watson Wyatt de Espana, S.A.                    50.1%
Sri Lanka           Watson Wyatt Lanka (Private) Limited12          100%
Sweden              Watson Wyatt AB                                 50.1%
Switzerland         Watson Wyatt AG                                 50.1%
Thailand            Watson Wyatt (Thailand) Ltd.                    100%
U.K.                Graham & Company Limited7                       100%
U.K.                PCL (1991) Limited                              100%
U.K.                PCL Limited7                                    100%
U.K.                The Wyatt Company (UK) Limited7                 100%
U.K.                The Wyatt Company Holdings Limited4             100%
U.K.                Watson Wyatt Holdings (Europe) Limited          50.1%
U.K.                Watson Wyatt International Pension Trustees, Ltd 50.1%
U.K.                Watson Wyatt Limited                             50.1%
U.K.                Wyatt Financial Services Limited7                100%
U.K.                Wyatt Pension Plan Trustee Limited7              100%
U.S. Delaware       Watson Wyatt Investment Consulting, Inc.         100%
U.S. Delaware       Wyatt Data Services, Inc.                        100%
U.S. Delaware       Wyatt Preferred Choice, L.P. 3                  100%
U.S. Delaware       Wyatt Preferred Choice, L.L.C.                  100%
U.S. Massachusetts  Wyatt Asset Services, Inc.                      100%
U.S. Nevada         Watson Wyatt & Company II (nameholder)          100%
U.S. Nevada         Watson Wyatt International, Inc.                100%

------------------------------------------------------
1   Includes  direct and indirect  ownership by Watson Wyatt & Company
2   Other 60% held by Philippine nationals; nominee shareholders
3 General Partner: Watson Wyatt & Company, Limited Partner is Wyatt Preferred Choice, L.L.C.
4   100% held by Watson Wyatt International, Inc.
5   Joint Venture; Other 40% held by ABC Consultants Private, Limited
6   100% held by Watson Wyatt S.A. (Belgium subsidiary)
7   100% held by The Wyatt Company Holdings Limited
8   Owned beneficially 100% by Watson Wyatt & Company
9   Other 1% held by Wyatt Data Services, Inc.
10  Other 50% held by Drs. Bode and Grabner
11 60% held by Watson Wyatt International, Inc.; 20% held by each of Watson Wyatt Hong Kong Limited and Watson Wyatt Company Limited
12  100% held by Watson Wyatt Singapore Pte. Ltd.
13  100% held by Watson Wyatt Hong Kong Limited
14  Intentionally blank
15  100% held by Watson Wyatt Australia Pty. Ltd.
16 100% owned by Wyatt Internacional, S.A. de C.V.(this company formerly known as Watson Wyatt Mexico, S.A. de C.V.)

                                   SCHEDULE 2
                               To Credit Agreement

                             PERMITTED NONCOMPLIANCE

None.

                                   SCHEDULE 3
                               To Credit Agreement

                                   LITIGATION

None.

                                   SCHEDULE 4
                               To Credit Agreement

                              BURDENSOME DOCUMENTS

None.

                                   SCHEDULE 5
                               To Credit Agreement

                                  REAL PROPERTY

Parque Reforma Piso 2
Campos Eliseos 400
Col. Lomas de Chapultepec
Mexico City, Mexico  11000

(Office condominium on 2nd floor of commercial office building.)

                                   SCHEDULE 6
                               To Credit Agreement

                                  INDEBTEDNESS





Letters of Credit issued by NationsBank totaling $2.25 million as indicated below:

Beneficiary                Amount             Purpose

Royal Indemnity Company    $225,000          1998 Workers Compensation Program

Howard Bank                $1.5 million      Insurance Captive Initial
                                             Capitalization

Sanyo North America        $500,000          Wyatt Data Services Office Lease

     Bank overdrafts incurred in the normal course of business.

     Deed of  Guarantee  issued  to  Midland  Bank  plc in  connection  with the
     overdraft   facility   for   Watson   Wyatt   Limited   in  the  amount  of
     (pound)250,000.

     Performance payments due to HR Best Practices (d/b/a People Management Resources) for the period ending June 30, 1998 in connection with the Asset Purchase Agreement dated May 12, 1995 by and between HR Best Practices and The Wyatt Company.

     Agreement dated June 30, 1998 between Watson Wyatt & Company and PeopleSoft USA, Inc, for approximately $1.2 million. This is a fully cancelable contract on or before September 25, 1998 and provides software licensing and maintenance for four years.

     Potential tax liability associated with the Brussels, Belgium office. The statute of limitations expire at the end of 1999, and the current liability of approximately $200,000 has been fully reserved by the Company.

                                   SCHEDULE 7
                               To Credit Agreement

                                   INVESTMENTS

To be delivered post-closing.